Exhibit 10.2

EXECUTION VERSION
This FIFTH AMENDMENT TO THE REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of May 9, 2024 (the “Amendment Date”), is entered into by and among BPC FUNDING LLC, a Delaware limited liability company, as the borrower (the “Borrower”), the LENDERS party to the Revolving Credit Agreement, BNP PARIBAS, as the administrative agent (in such capacity, the “Administrative Agent”), BARINGS PRIVATE CREDIT CORPORATION, a Maryland corporation, as the equityholder (the “Equityholder”), BARINGS PRIVATE CREDIT CORPORATION, a Maryland corporation, as the servicer (the “Servicer”) and State Street Bank and Trust Company, as collateral Agent (the “Collateral Agent”)

WHEREAS, the Borrower, the lenders from time to time party thereto, the Administrative Agent, the Equityholder, the Servicer and the Collateral Agent, are party to the Revolving Credit and Security Agreement, dated as of May 11, 2021 (as amended from time to time prior to the date hereof, the “Revolving Credit Agreement”); and

WHEREAS, the parties hereto desire to amend the Revolving Credit Agreement, in accordance with Section 13.01(b) of the Revolving Credit Agreement subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
Definitions

SECTION 1.1.        Defined Terms.   Terms used but not defined herein have the respective meanings given to such terms in the Revolving Credit Agreement, as amended hereby.

ARTICLE II
Amendments to Revolving Credit Agreement

SECTION 2.1.         As of the Amendment Date, the Revolving Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto.

ARTICLE III
Representations and Warranties

SECTION 3.1.         The Borrower and the Equityholder hereby represent and warrant to the Administrative Agent and the Lenders that, as of the Amendment Date, (i) no Default, Event of Default or Servicer Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower, the Servicer and the Equityholder contained in Sections 4.01, 4.02 and 4.03 of the Revolving Credit Agreement, as amended hereby, are true and correct in all material respects on and as of the Amendment Date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV
Conditions Precedent

SECTION 4.1.          This Amendment will be effective upon the satisfaction of each of the following conditions:

(a)        upon the execution and delivery of this Amendment by the parties hereto;

(b)     the Administrative Agent has received satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby;

(c)        all fees due and owing to the Administrative Agent and each Lender on or prior to the Amendment Date have been paid; and

(d)     the Administrative Agent and the Lenders have received a legal opinion of Dechert LLP, counsel to the Borrower, covering such matters as the Administrative Agent has reasonably requested.

ARTICLE V
Miscellaneous

SECTION 5.1.      Governing Law.   THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2.      Severability of Provisions.   Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
2

SECTION 5.3.        Ratification.  Except as expressly amended hereby, the Revolving Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof will remain in full force and effect.  When effective, this Amendment will form a part of the Revolving Credit Agreement for all purposes.

SECTION 5.4.          Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.  Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.  This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable; provided that no electronic signatures may be executed through the use of DocuSign or another similar third-party service provider.  Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.  For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

SECTION 5.5.         Headings.   The headings of the Articles and Sections in this Amendment are for convenience of reference only and are not deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.7.         Concerning the Collateral Agent.   The Borrower hereby directs the Collateral Agent to execute this Amendment and acknowledges and agrees that the Collateral Agent will be fully protected in relying upon the foregoing direction.  The recitals contained in this Amendment shall be taken as the statements of the Borrower, and the Collateral Agent assumes no responsibility for their correctness.  The Collateral Agent shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto.  In entering into this Amendment, the Collateral Agent shall be entitled to the benefit of every provision of the Revolving Credit Agreement (as amended by this Amendment) relating to the conduct of or affecting the liability of or affording protection to the Collateral Agent, including but not limited to provisions regarding indemnifications.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

BPC FUNDING LLC

By:	Barings Private Credit Corporation, its sole member

By:	/s/ Elizabeth A. Murray
	Name:	Elizabeth A. Murray
	Title:	Chief Financial Officer and Chief
Operating Officer

Fifth Amendment to Revolving Credit and Security Agreement

EQUITYHOLDER:

BARINGS PRIVATE CREDIT CORPORATION

By:	/s/ Elizabeth A. Murray
	Name:	Elizabeth A. Murray
	Title:	Chief Financial Officer and Chief
Operating Officer

SERVICER:

BARINGS PRIVATE CREDIT CORPORATION,
as Servicer

By:	/s/ Elizabeth A. Murray
	Name:	Elizabeth A. Murray
	Title:	Chief Financial Officer and Chief
Operating Officer

Fifth Amendment to Revolving Credit and Security Agreement

ADMINISTRATIVE AGENT:

BNP PARIBAS,
as Administrative Agent

By:	/s/ Meredith Middleton
Name:	Meredith Middleton
Title:	Managing Director

By:	/s/ Chris Fukuoka
	Name:	Chris Fukuoka
	Title:	Director

LENDERS:

BNP PARIBAS,
as Lender

By:	/s/ Meredith Middleton
Name:	Meredith Middleton
Title:	Managing Director

By:	/s/ Chris Fukuoka
	Name:	Chris Fukuoka
	Title:	Director

Fifth Amendment to Revolving Credit and Security Agreement

STATE STREET BANK AND TRUST COMPANY,
as Lender

By:	/s/ John Doherty
	Name:	John Doherty
	Title:	Vice President

Fifth Amendment to Revolving Credit and Security Agreement

MUFG BANK, LTD.,
as Lender

By:	/s/ Michael Gordon
Name:	Michael Gordon
Title:	Managing Director

Fifth Amendment to Revolving Credit and Security Agreement

SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH,
as Lender

By:	/s/ Tim Ng
Name:	Tim Ng
Title:	Senior Director

Fifth Amendment to Revolving Credit and Security Agreement

COLLATERAL AGENT:

STATE STREET BANK AND TRUST COMPANY,
as Collateral Agent

By:	/s/ Audrey Feeney
Name:	Audrey Feeney
Title:	Vice President

Fifth Amendment to Revolving Credit and Security Agreement

EXECUTION VERSION
Conformed through ~~Fourth~~Fifth Amendment, dated ~~December 6~~May 9, ~~2023~~2024

REVOLVING CREDIT AND SECURITY AGREEMENT

among

BPC FUNDING LLC,
as Borrower,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

BNP PARIBAS,
as Administrative Agent,

BARINGS PRIVATE CREDIT CORPORATION,
as Equityholder,

BARINGS PRIVATE CREDIT CORPORATION, as Servicer,

and

STATE STREET BANK AND TRUST COMPANY,
as Collateral Agent

Dated as of May 11, 2021

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS

Section 1.01	Definitions	1
Section 1.02	Rules of Construction	68
Section 1.03	Computation of Time Periods	69
Section 1.04	Collateral Value Calculation Procedures	69

ARTICLE II
ADVANCES

Section 2.01	Revolving Credit Facility	71
Section 2.02	Requests for Collateral Loan Approval	72
Section 2.03	Making of the Advances	74
Section 2.04	Evidence of Indebtedness	~~76~~75
Section 2.05	Payment of Principal and Interest	76
Section 2.06	Prepayment of Advances	77
Section 2.07	Changes of Individual Lender Maximum Funding Amounts	~~77~~78
Section 2.08	Maximum Lawful Rate	78
Section 2.09	Several Obligations	~~78~~79
Section 2.10	Increased Costs	~~78~~79
Section 2.11	Compensation; Breakage Payments	80
Section 2.12	Inability to Determine Rates; SONIA Market Disruption and Cost of Funds; SARON Market Disruption and Cost of Funds	~~80~~81
Section 2.13	Rescission or Return of Payment	~~82~~83
Section 2.14	Post-Default Interest	~~82~~83
Section 2.15	Payments Generall	~~82~~83
Section 2.16	Extension of Facility Termination Date	84
Section 2.17	Defaulting Lenders	~~84~~85
Section 2.18	Benchmark Replacement Setting	86

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01	Conditions Precedent to Initial Advance	88
Section 3.02	Conditions Precedent to Each Advance	90

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01	Representations and Warranties of the Borrower	~~91~~92
Section 4.02	Representations and Warranties of the Servicer	~~96~~97
Section 4.03	Representations and Warranties of the Equityholder	~~98~~99

ARTICLE V

COVENANTS

Section 5.01	Affirmative Covenants of the Borrower	~~101~~102
Section 5.02	Covenants of the Servicer	106
Section 5.03	Negative Covenants of the Borrower	109
Section 5.04	Covenants of the Equityholder	112
Section 5.05	Certain Undertakings Relating to Separateness	~~112~~113

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01	Events of Default	115
Section 6.02	OC Ratio Posting Payments	~~118~~119

ARTICLE VII

PLEDGE OF COLLATERAL; RIGHTS OF THE COLLATERAL AGENT

Section 7.01	Grant of Security	119
Section 7.02	Release of Security Interest	120
Section 7.03	Rights and Remedies	~~120~~121
Section 7.04	Remedies Cumulative	~~123~~124
Section 7.05	Related Document	~~123~~124
Section 7.06	Borrower Remains Liable	124
Section 7.07	Protection of Collateral	~~124~~125

ARTICLE VIII

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 8.01	Collection of Money	~~125~~126
Section 8.02	Collateral Account and Collection Account	~~125~~126
Section 8.03	Payment Account	~~126~~127
Section 8.04	The Revolving Reserve Account; Fundings	127

Section 8.05	[Reserved]	~~127~~128
Section 8.06	Reinvestment of Funds in Covered Accounts; Reports by Collateral Agent	128
Section 8.07	Accountings	129
Section 8.08	Release of Collateral	~~130~~131
Section 8.09	Reports by Independent Accountants	~~131~~132

ARTICLE IX

APPLICATION OF MONIES

Section 9.01	Disbursements of Monies from Payment Account	~~132~~133

ARTICLE X

SALE OF COLLATERAL LOANS;
PURCHASE OF ADDITIONAL COLLATERAL LOANS

Section 10.01	Sales of Collateral Loans	136137
Section 10.02	Purchase of Additional Collateral Loans	~~137~~138
Section 10.03	Conditions Applicable to All Sale and Purchase Transactions	~~138~~139
Section 10.04	Additional Equity Contributions	~~138~~139
Section 10.05	Transfer of Warranty Collateral Loans	~~139~~140

ARTICLE XI

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 11.01	Appointment and Designation of the Servicer	~~139~~140
Section 11.02	Duties of the Servicer	~~139~~140
Section 11.03	Authorization of the Servicer	~~141~~142
Section 11.04	Collection Efforts, Modification of Collateral	~~142~~143
Section 11.05	Servicer Compensation	~~142~~143
Section 11.06	The Servicer Not to Resign	~~143~~144

ARTICLE XII

THE AGENTS

Section 12.01	Authorization and Action	~~143~~144
Section 12.02	Delegation of Duties	~~144~~145
Section 12.03	Agents’ Reliance, Etc.	~~144~~145
Section 12.04	Indemnification	~~147~~148
Section 12.05	Successor Agents	~~147~~148
Section 12.06	The Collateral Agent	~~148~~149

ARTICLE XIII

MISCELLANEOUS

Section 13.01	No Waiver; Modifications in Writing	~~152~~153
Section 13.02	Notices, Etc.	~~153~~154
Section 13.03	Taxes	~~154~~155
Section 13.04	Costs and Expenses; Indemnification	~~157~~158
Section 13.05	Execution in Counterparts	~~159~~160
Section 13.06	Assignability	~~159~~160
Section 13.07	Governing Law	~~162~~163
Section 13.08	Severability of Provisions	~~162~~163
Section 13.09	Confidentiality	~~162~~163
Section 13.10	Merger	~~163~~164
Section 13.11	Survival	~~163~~164
Section 13.12	Submission to Jurisdiction; Waivers; Etc.	~~163~~164
Section 13.13	Waiver of Jury Trial	~~164~~165
Section 13.14	Right of Setoff; Payments Pro Rata	~~164~~165
Section 13.15	PATRIOT Act Notice	~~165~~166
Section 13.16	Legal Holidays	~~165~~166
Section 13.17	Limited Recourse; Non-Petition	~~166~~167
Section 13.18	Waiver of Setoff	~~166~~167
Section 13.19	Collateral Agent Execution and Delivery	~~167~~168
Section 13.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~167~~168
Section 13.21	WAIVER OF SOVEREIGN IMMUNITY	~~167~~168
Section 13.22	Risk Retention	~~168~~169
Section 13.23	EU Due Diligence Requirements.	~~169~~170
Section 13.24	Compliance with ~~the Securitisation Regulation~~	~~169~~
EU Transparency Requirements		170
Section 13.25	Availability of Documentation	170
Section ~~13.25~~13.26	Adequacy of Monetary Damages Against the Lenders	~~169~~173

SCHEDULES

Schedule 1	Individual Lender Maximum Funding Amounts and Percentages
Schedule 2	Approved Appraisal Firms
Schedule 3	Initial Collateral Loans
Schedule 4	S&P Industry Classifications
Schedule 5	Notice Information
Schedule 6	Authorized Signatories
Schedule 7	Diversity Score
Schedule 8	[Reserved]
Schedule 9	Approved List
Schedule 10	Moody’s Rating Definitions
Schedule 11	S&P Rating

Schedule 12	[Reserved]
Schedule 13	Cumulative Compounded SONIA Rate
Schedule 14	Daily Non-Cumulative Compounded SARON Rate
Schedule 15	Cumulative Compounded SARON Rate
Schedule 16	Transaction Summary

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Notice of Borrowing (with attached form of Borrowing Base Calculation Statement)
Exhibit C	Form of Notice of Prepayment
Exhibit D	Form of Assignment and Acceptance
Exhibit E	[Reserved]
Exhibit F	Agreed-Upon Procedures
Exhibit G	Form of Extension Request
Exhibit H	Form of Data Report
Exhibit I	Form of Approval Request
Exhibit J	Daily Cash Position
Exhibit K	Daily Position Report
Exhibit L	Form of Website Certification

of (x) the Cumulative Compounded SONIA Rate as of the SONIA Reporting Day and (y) the Baseline CAS. If the calculation of Adjusted Cumulative Compounded SONIA results in a rate of less than zero (0), Adjusted Cumulative Compounded SONIA shall be deemed to be zero (0) for all purposes hereunder.

“Adjusted Non-Cumulative Compounded SARON” means for any Interest Accrual Period, with respect to any CHF Advance (or portion thereof), the rate per annum (carried out to the fourth decimal place) equal to the rate determined by the Administrative Agent to be the sum of (x) the Daily Non-Cumulative Compounded SARON Rate as of the SARON Reporting Day and (y) the Baseline CAS. If the calculation of Adjusted Non-Cumulative Compounded SARON results in a rate of less than zero (0), Adjusted Non-Cumulative Compounded SARON shall be deemed to be zero (0) for all purposes hereunder.

“Adjusted Principal Balance” means, for any Eligible Collateral Loan, as of any date of determination, an amount equal to the Loan Value of such Eligible Collateral Loan as of such date multiplied by the Principal Balance of such Eligible Collateral Loan as of such date; provided that, the parties hereby agree that the Adjusted Principal Balance of any Ineligible Collateral Loan as of such date of determination shall be zero.

“Administrative Agent” has the meaning assigned to such term in the introduction to this Agreement.

“Administrative Expense Cap” means, for any Payment Date, an amount not to exceed $225,000 for any twelve (12) month period (other than fees and expenses incurred on or prior to the Closing Date).

“Administrative Expenses” means the fees and expenses (including indemnities) and other amounts of the Borrower (or any Tax Blocker Subsidiary) due or accrued with respect to any Payment Date and payable in the following order:

(a)          first, on a pro rata basis, to the Collateral Agent, the Custodian and the Securities Intermediary, any amounts and indemnities payable to such entities pursuant to the Facility Documents; and

(b)          second, on a pro rata basis, to:

(i)          the Independent Accountants, agents (other than the Servicer) and outside counsel of the Borrower for fees and expenses related to the Collateral and the Facility Documents and to the Independent Manager of the Borrower for its fees and expenses incurred in acting in such capacity; and

(ii)          to any rating agency for fees and expenses in connection with the rating of (or provision of credit estimates in respect of) any Collateral Loan.; and

(c)          third, to the payment of any expenses of obtaining documents, reports or information to enable compliance by any Lender with Article 5 of the applicable Securitisation Regulations (other than the amounts specified in clause (a) above).

“Advance” means each loan advanced by the Lenders to the Borrower on a Borrowing Date pursuant to Article II.

“Advance Rate” means, with respect to any Collateral Loan, the percentage set forth in the below table corresponding to the Loan Type and Loan Class of such Collateral Loan, subject to the exceptions and adjustments set forth immediately following such table:

Loan Type that are not Recurring Revenue Loans	Loan Class	Advance Rate
First Lien Loans	Class 1A1 Loans	72.5%
	Class 2A2 Loans	67.5%
	Class 3A3 Loans	62.5%
First Lien Last Out Loans	Class 1A1 Loans	55.0%
	Class 2A2 Loans	55.0%
	Class 3A3 Loans	55.0%
Second Lien Loans	Class ~~1B~~1 Loans	45.0%
	Class ~~2B~~2 Loans	40.0%
	Class ~~3B~~3 Loans	35.0%

 Notwithstanding the percentages set forth in the preceding table:

(a)          any First Lien Last Out Loans of Obligors domiciled or having their principal place of business in the United States with a First Out Leverage greater than

2.25:1.00 will be assigned the percentages set forth in the preceding table corresponding to Second Lien Loans of the Related Loan Class applicable to such Collateral Loan;

(b)          any First Lien Last Out Loans of Obligors domiciled or having their principal place of business in Europe with a First Out Leverage greater than 2.00:1.00 will be assigned the percentages set forth in the preceding table corresponding to Second Lien Loans of the Related Loan Class applicable to such Collateral Loan;

(c)          the Advance Rate of any First Lien Loans with a Senior Net Leverage Ratio exceeding the First Lien Senior Leverage Cut-Off will be a blended rate, calculated as follows:

(i)          the portion of such First Lien Loan up to the First Lien Senior Leverage Cut-Off will be assigned the percentage set forth in the preceding table corresponding to First Lien Loans of the Related Loan Class applicable to such Collateral Loan;

(ii)          the portion of such First Lien Loan above the First Lien Senior Leverage Cut-Off up to the First Lien Senior Leverage Cap will be assigned the that (a) an obligor will not be considered an “Affiliate” of any other obligor solely due to the fact that each such obligor is under the control of the same financial, private equity or similar sponsor and (b) obligors in respect of Collateral Loans shall be deemed not to be “Affiliates” if they have distinct corporate family ratings and/or distinct issuer credit ratings. The Borrower will be deemed to have no “Affiliates.”

“Agents” means the Administrative Agent and the Collateral Agent, collectively or individually, as the context requires.

“Aggregate Adjusted Collateral Balance” means, as of any date of determination, an amount equal to the sum of the Dollar Equivalent of the Adjusted Principal Balances of all Collateral Loans in the Collateral (including each potential Collateral Loan that the Borrower has entered into a binding commitment to purchase that has not yet settled) on such date, after giving effect to all Collateral Loans added to and removed from the Collateral on such date.

“Aggregate Class ~~1A~~1 Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class ~~1A~~1 Loans as of such date of determination.

“Aggregate Class  ~~1B~~2 Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class ~~1B~~2 Loans as of such date of determination.

“Aggregate Class ~~2A~~3 Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class ~~2A~~3 Loans as of such date of determination.

~~“Aggregate Class 2B Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class 2B Loans as of such date of determination.~~

~~“Aggregate Class 3A Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class 3A Loans as of such date of determination.~~

~~“Aggregate Class 3B Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class 3B Loans as of such date of determination.~~

“Aggregate Net Collateral Balance” means, as of any date of determination, the Aggregate Adjusted Collateral Balance minus the Excess Concentration Amount, in each case, as of such date of determination.

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Principal Balances of all or of such portion of such Collateral Loans.

“Agreement” means this Revolving Credit and Security Agreement.

“Applicable Index” means, with respect to (a) Dollar Advances, the Term SOFR Reference Rate, (b) with respect to GBP Advances, Adjusted Cumulative Compounded SONIA, (c) with respect to Euro Advances, EURIBOR, (d) with respect to AUD Advances, BBSW, (e) with respect to CAD Advances, ~~CDOR~~Daily Compounded CORRA, (f) with respect to NZD Advances, NZBB, (f) with respect to SEK Advances, STIBOR and (g) with respect to CHF Advances, Adjusted Non-Cumulative Compounded SARON or, in each case, any other successor index pursuant to the terms of this Agreement.

“Applicable Law” means, for any Person, any Law of any Governmental Authority, including all federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its assets or properties are bound.

“Applicable Margin” has the meaning assigned to such term in the Lender Fee Letter.

“Appraisal” means an appraisal or valuation of a Collateral Loan that is conducted by an Approved Appraisal Firm, which may be in the form of an update or reaffirmation by an Approved Appraisal Firm of an appraisal or valuation previously performed by such Approved Appraisal Firm or another Approved Appraisal Firm.

“Approval Request” has the meaning specified in Section 2.02 hereof. “Approved Appraisal Firm” means those entities set forth on Schedule 2 (and any of their respective Affiliates that are clearly identifiable as such solely on the basis of such Affiliate’s name) and any appraisal or valuation firm providing such service to the Servicer; provided that any other independent appraisal or valuation firm or independent financial advisor recognized as being experienced in conducting appraisals or valuations of secured loans may be added to Schedule 2 as an “Approved Appraisal Firm” with the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).

“Approved List” has the meaning specified in Section 2.02 hereof.

“Asset Information” means, with respect to any Obligor, in each case to the extent available to the Borrower and subject to any confidentiality obligations or any redactions required by the Servicer’s internal policies and procedures (it being understood that to the extent any of the information described in any of the following is contained in the Servicer’s internal credit memo described in clause (d) below, such information need not be separately represented by any document or file and, for all purposes of this Agreement, will be deemed delivered upon delivery of such internal credit memo): (a) the legal name of such Obligor, (b) the jurisdiction in which such Obligor is domiciled, (c) the audited financial statements for the two prior fiscal years of such Obligor (or such shorter period of time for which such audited financial statements have been prepared and are available) or, in lieu of audited financial statements for any such period, a quality of earnings report for such period prepared by a nationally or regionally recognized accounting or financial advisory firm, (d) the Servicer’s internal credit memo with respect to such Obligor and the related Collateral Loan, (e) the informational memorandum, offering memorandum or similar document, if any, issued by the bookrunner or the administrative agent for such Obligor and relating to such Collateral Loan, (f) a company

Banking Day; and (d) if such day relates to Dollar Advances, a day that is not a U.S. Government Securities Business Day.

“CAD Advance” means an Advance denominated in Canadian Dollars.

“Canadian Dollars” means the lawful currency of Canada.

“Canadian Relevant Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cap Adjusted Loan” means a Collateral Loan that the Administrative Agent, in consultation with the Borrower, has determined shall be subject to an increased First Lien Senior Leverage Cap when calculating its Advance Rate, including a Collateral Loan meeting all of the following criteria:
(a)          any Collateral Loan the relevant Obligor of which has EBITDA of greater than the Dollar Equivalent of $25,000,000 as calculated in accordance with the Related Documents as of the Trade Date of such Collateral Loan;

(b)          any Collateral Loan the relevant Obligor of which had trailing 12-month revenue of greater than the Dollar Equivalent of $50,000,000;

(c)          any Collateral Loan with a loan-to-value ratio of less than 50%; and

(d)          the Debt Service Coverage Ratio of the Obligor of such Collateral Loan is greater than 2.00:1.00.

“Cash” means Dollars immediately available on the day in question.

~~“CDOR” means, for any date of determination, with respect to any CAD Advance (or portion thereof) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the average rate that appears on the Bloomberg Professional Service CDOR Page (or any applicable successor or substitute page providing rate quotations comparable to those currently provided on such page of such service) at approximately 10:00 a.m. (Toronto time) two (2) Business Days prior to the beginning of such Collection Period for Canadian Dollar bankers acceptances with a term equivalent to three months; provided that if such rate is not available at any such time for any reason, then “CDOR” with respect to any CAD Advance shall be the bid rate at which Canadian Dollar bankers acceptances of CAD5,000,000 and for a three-month maturity are offered by the principal Toronto office of any bank (which may be the Administrative Agent) reasonably selected by the Administrative Agent for settlement at approximately 10:00 a.m. (Toronto time) on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day); provided, further that, in the event that the rate as so determined above shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. CDOR shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.~~

“Central Bank Rate” means (i) with respect to a GBP Advance, the SONIA Administrator’s “Bank Rate” as published by SONIA Administrator from time to time and (ii) with respect to a CHF Advance, the policy rate of the Swiss National Bank as published by the Swiss National Bank from time to time.

“Central Bank Rate Adjustment” means, (i) with respect to a GBP Advance and the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 percent trimmed arithmetic mean (calculated by the Administrative Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which SONIA is available and (ii) with respect to a CHF Advance, and the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 percent trimmed arithmetic mean (calculated by the Administrative Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which SARON is available.

“Central Bank Rate Spread” means, with respect to any RFR Banking Day, the difference (expressed as a percentage rate per annum) (calculated by the Administrative Agent) between: (x) with respect to a GBP Advance, (i) SONIA for that RFR Banking Day; and (ii) the Central Bank Rate prevailing at the close of business on that RFR Banking Day and (y) with respect to a CHF Advance, (i) SARON for that RFR Banking Day; and (ii) the Central Bank Rate prevailing at the close of business on that RFR Banking Day

“Certificated Security” has the meaning specified in Section 8-102(a)(4) of the UCC.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.10(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof, (y) the Securitisation Regulation and all rules promulgated thereunder and (z) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” hereunder regardless of the date of effectiveness.

“Change of Control” means an event or series of events by which (A) the Equityholder or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body) of the Borrower or to direct the management policies and decisions of the Borrower or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the equity interests of the Borrower or (B) Barings LLC or its Affiliates shall cease to be the investment advisor of the Equityholder.

“CHF Advances” means Advances made in Swiss Francs.

“CHF Funding Rate” has the meaning assigned to such term in Section 2.12(c)(i).

“Class” means the Class ~~1A~~1 Advances, the Class ~~1B~~2 Advances, and the Class ~~2A~~3 Advances~~, the Class 2B Advances, the Class 3A Advances or the Class 3B Advances~~, as the context requires.

“Class 1 Loan” means any Collateral Loan that (a) has a tranche size of at least the Dollar Equivalent of $350,000,000 and (b) is rated by S&P and Moody’s (or the related Obligor for such Collateral Loan is rated by S&P and Moody’s).

“Class ~~1A~~1” means, at any time, all Class ~~1A~~1 Loans at such time.

“Class ~~1A~~1 Advance” means each Advance allocated to Class ~~1A~~1 pursuant to, and in accordance with, this Agreement.

“Class ~~1A~~1 Borrowing Base” means, at any time, an amount equal to the sum of (i) the Dollar Equivalent of the amounts in the Principal Collection Subaccount, (ii) the product of (x) the Weighted Average Class ~~1A~~1 Advance Rate (excluding the Sale Settlement Pending Collateral for the Class ~~1A~~1 Loans from the calculation of the Weighted Average Class ~~1A~~1 Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Class ~~1A~~1 Net Collateral Balance as of such date (excluding the Sale Settlement Pending Collateral for the Class ~~1A~~1 Loans from the calculation of the Aggregate Class ~~1A~~1 Net Collateral Balance) and (iii) the Dollar Equivalent of the aggregate sale price of any Sale Settlement Pending Collateral for the Class ~~1A~~1 Loans.

~~“Class 1A Loan” means a Class 1 Loan that is a First Lien Loan or a First Lien Last Out Loan.~~

“Class ~~1A~~1 Minimum OC Coverage Test” means, as of any date, a test that shall be satisfied if the Class ~~1A~~1 OC Ratio as of such date is equal to or greater than 1.00:1.00.

“Class ~~1A~~1 OC Ratio” means, as of any Business Day, the ratio of (a) the Class ~~1A~~1 Borrowing Base to (b) the sum of (x) the Dollar Equivalent of the aggregate outstanding principal balance of the Class ~~1A~~1 Advances and (y) the Dollar Equivalent of the aggregate purchase price of all Class ~~1A~~1 Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.

~~“Class 1B” means, at any time, all Class 1B Loans at such time.~~

~~“Class 1B Advance” means each Advance allocated to Class 1B pursuant to, and in accordance with, this Agreement.~~

~~“Class 1B Borrowing Base” means, at any time, an amount equal to the sum of (i) the Dollar Equivalent of the amounts in the Principal Collection Subaccount, (ii) the product of (x) the Weighted Average Class 1B Advance Rate (excluding the Sale Settlement Pending Collateral for the Class 1B Loans from the calculation of the Weighted Average Class 1B Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Class 1B Net Collateral Balance as of such date (excluding the Sale Settlement Pending Collateral for the Class 1B Loans from the calculation of the Aggregate Class 1B Net Collateral Balance) and (iii) the Dollar Equivalent of the aggregate sale price of any Sale Settlement Pending Collateral for the Class 1B Loans.~~

~~“Class 1B Loan” means a Class 1 Loan that is a Second Lien Loan.~~

~~“Class 1B Minimum OC Coverage Test” means, as of any date, a test that shall be satisfied if the Class 1B OC Ratio as of such date is equal to or greater than 1.00:1.00.~~

~~“Class 1B OC Ratio” means, as of any Business Day, the ratio of (a) the Class 1B Borrowing Base to (b) the sum of (x) the Dollar Equivalent of the aggregate outstanding principal balance of the Class 1B Advances and (y) the Dollar Equivalent of the aggregate purchase price of all Class 1B Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.~~

“Class 2 Loan” means a Collateral Loan (a) that is not a Class 1 Loan and (b) the relevant Obligor of which has EBITDA of at least the Dollar Equivalent of $25,000,000 as calculated in accordance with the Related Documents.

“Class ~~2A~~2” means, at any time, all Class ~~2A~~2 Loans at such time.

“Class ~~2A~~2 Advance” means each Advance allocated to Class ~~2A~~2 pursuant to, and in accordance with, this Agreement.

“Class ~~2A~~2 Borrowing Base” means, at any time, an amount equal to the sum of (i) the Dollar Equivalent of the amounts in the Principal Collection Subaccount, (ii) the product of (x) the Weighted Average Class ~~2A~~2 Advance Rate (excluding the Sale Settlement Pending Collateral for the Class ~~2A~~2 Loans from the calculation of the Weighted Average Class ~~2A~~2 Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Class ~~2A~~2 Net Collateral Balance as of such date (excluding the Sale Settlement Pending Collateral for the Class ~~2A~~2 Loans from the calculation of the Aggregate Class ~~2A~~2 Net Collateral Balance) and (iii) the Dollar Equivalent of the aggregate sale price of any Sale Settlement Pending Collateral for the Class ~~2A~~2 Loans.

~~“Class 2A Loan” means a Class 2 Loan that is a First Lien Loan or a First Lien Last Out Loan.~~

“Class ~~2A~~2 Minimum OC Coverage Test” means, as of any date, a test that shall be satisfied if the Class ~~2A~~2 OC Ratio as of such date is equal to or greater than 1.00:1.00.

“Class ~~2A~~2 OC Ratio” means, as of any Business Day, the ratio of (a) the Class ~~2A~~2 Borrowing Base to (b) the sum of (x) the Dollar Equivalent of the aggregate outstanding principal balance of the Class ~~2A~~2 Advances and (y) the Dollar Equivalent of the aggregate purchase price of all Class ~~2A~~2 Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.

~~“Class 2B” means, at any time, all Class 2B Loans at such time.~~

~~“Class 2B Advance” means each Advance allocated to Class 2B pursuant to, and in accordance with, this Agreement.~~

~~“Class 2B Borrowing Base” means, at any time, an amount equal to the sum of (i) the Dollar Equivalent of the amounts in the Principal Collection Subaccount, (ii) the product of (x) the Weighted Average Class 2B Advance Rate (excluding the Sale Settlement Pending Collateral for the Class 2B Loans from the calculation of the Weighted Average Class 2B Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Class 2B Net Collateral Balance as of such date (excluding the Sale Settlement Pending Collateral for the Class 2B Loans from the calculation of the Aggregate Class 2B Net Collateral Balance) and (iii) the Dollar Equivalent of the aggregate sale price of any Sale Settlement Pending Collateral for the Class 2B Loans.~~

~~“Class 2B Loan” means a Class 2 Loan that is a Second Lien Loan.~~

~~“Class 2B Minimum OC Coverage Test” means, as of any date, a test that shall be satisfied if the Class 2B OC Ratio as of such date is equal to or greater than 1.00:1.00.~~

~~“Class 2B OC Ratio” means, as of any Business Day, the ratio of (a) the Class 2B Borrowing Base to (b) the sum of (x) the Dollar Equivalent of the aggregate outstanding principal balance of the Class 2B Advances and (y) the Dollar Equivalent of the aggregate purchase price of all Class 2B Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.~~

“Class 3 Loan” means a Collateral Loan (a) that is not a Class 1 Loan or a Class 2 Loan and (b) the relevant Obligor of which has an EBITDA of less than the Dollar Equivalent of $25,000,000 as calculated in accordance with the Related Documents.

“Class ~~3A~~3” means, at any time, all Class ~~3A~~3 Loans at such time.

“Class ~~3A~~3 Advance” means each Advance allocated to Class ~~3A~~3 pursuant to, and in accordance with, this Agreement.

“Class ~~3A~~3 Borrowing Base” means, at any time, an amount equal to the sum of (i) the Dollar Equivalent of the amounts in the Principal Collection Subaccount, (ii) the product of (x) the Weighted Average Class ~~3A~~3 Advance Rate (excluding the Sale Settlement Pending Collateral for the Class ~~3A~~3 Loans from the calculation of the Weighted Average Class ~~3A~~3 Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Class ~~3A~~3 Net Collateral Balance as of such date (excluding the Sale Settlement Pending Collateral for the Class ~~3A~~3 Loans from the calculation of the Aggregate Class ~~3A~~3 Net Collateral Balance) and (iii) the Dollar Equivalent of the aggregate sale price of any Sale Settlement Pending Collateral for the Class ~~3A~~3 Loans.

~~“Class 3A Loan” means a Class 3 Loan that is a First Lien Loan or a First Lien Last Out Loan.~~

“Class ~~3A~~3 Minimum OC Coverage Test” means, as of any date, a test that shall be satisfied if the Class ~~3A~~3 OC Ratio as of such date is equal to or greater than 1.00:1.00.

“Class ~~3A~~3 OC Ratio” means, as of any Business Day, the ratio of (a) the Class ~~3A~~3 Borrowing Base to (b) the sum of (x) the Dollar Equivalent of the aggregate outstanding principal balance of the Class ~~3A~~3 Advances and (y) the Dollar Equivalent of the aggregate purchase price of all Class ~~3A~~3 Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.

~~“Class 3B” means, at any time, all Class 3B Loans at such time.~~

~~“Class 3B Advance” means each Advance allocated to Class 3B pursuant to, and in accordance with, this Agreement.~~

~~“Class 3B Borrowing Base” means, at any time, an amount equal to the sum of (i) the Dollar Equivalent of the amounts in the Principal Collection Subaccount, (ii) the product of (x) the Weighted Average Class 3B Advance Rate (excluding the Sale Settlement Pending Collateral for the Class 3B Loans from the calculation of the Weighted Average Class 3B Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Class 3B Net Collateral Balance as of such date (excluding the Sale Settlement Pending Collateral for the Class 3B Loans from the calculation of the Aggregate Class 3B Net Collateral Balance) and (iii) the Dollar Equivalent of the aggregate sale price of any Sale Settlement Pending Collateral for the Class 3B Loans.~~

~~“Class 3B Loan” means a Class 3 Loan that is a Second Lien Loan.~~

~~“Class 3B Minimum OC Coverage Test” means, as of any date, a test that shall be satisfied if the Class 3B OC Ratio as of such date is equal to or greater than 1.00:1.00.~~

~~“Class 3B OC Ratio” means, as of any Business Day, the ratio of (a) the Class 3B Borrowing Base to (b) the sum of (x) the Dollar Equivalent of the aggregate outstanding principal balance of the Class 3B Advances and (y) the Dollar Equivalent of the aggregate purchase price of all Class 3B Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.~~

“Class Minimum OC Coverage Test” means the Class ~~1A~~1 Minimum OC Coverage Test, the Class ~~1B~~2 Minimum OC Coverage Test, and the Class ~~2A~~3 Minimum OC Coverage ~~Test, the Class 2B Minimum OC Coverage Test, the Class 3A Minimum OC Coverage Test or the Class 3B Minimum OC Coverage~~ Test, as applicable.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation” means each entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security” means securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Closing Date” means May 11, 2021.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning assigned to such term in Section 7.01(a).

“Collateral Account” has the meaning assigned to such term in Section 8.02(a)(i).

“Collateral Agent” has the meaning assigned to such term in the introduction to this Agreement.

“Collateral Agent Fee Letter” means the fee letter between the Collateral Agent and the Borrower setting forth the fees and other amounts payable by the Borrower to the Collateral Agent, the Custodian and the Securities Intermediary under the Facility Documents, in connection with the transactions contemplated by this Agreement.

“Collateral Interest Amount” means, as of any date of determination, without duplication, the sum of (a) the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Collateral Loans and Ineligible Collateral Loans) and (b) the aggregate amount of Interest Proceeds that the Servicer has determined, in accordance with the Servicing Standard, are likely to be received from Defaulted Collateral Loans and Ineligible Collateral Loans, in each case, during the Collection Period (and, if such Collection Period does not end on a Business Day, the next succeeding Business Day) in which such date of determination occurs.

“Collateral Loan” means a loan, debt obligation, debt security or participation therein acquired by the Borrower.

“Collateral Loan Buy Confirmation” means with respect to any Collateral Loan, documentation evidencing, in reasonable detail, the Borrower’s acquisition of such Collateral Loan, and which shall identify at least the obligor, price and the Principal Balance of such Collateral Loan.

“Collateral Quality Test” means a test that is satisfied as of any Business Day on or after the Closing Date if, in the aggregate, the Collateral Loans owned (or, in relation to a proposed purchase of a Collateral Loan, both owned and proposed to be owned) by the Borrower satisfy the Maximum Weighted Average Life Test (or in relation to a proposed purchase after the Closing Date, if not in compliance, the test is maintained or improved after giving effect to any purchase or sale effected on any such Business Day), calculated in accordance with Section 1.04.

“Collection Account” has the meaning assigned to such term in Section 8.02(a)(ii) and includes the Principal Collection Subaccount and the Interest Collection Subaccount.

“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances have been repaid in full and all Interest and fees and all other Obligations (other than contingent indemnification and reimbursement obligations which are unknown, unmatured and/or for which no claim giving rise thereto has been asserted) have been paid in full, and the Borrower shall have no further right to request any additional Advances.

“Collection Period” means, with respect to any Payment Date, the quarterly period from and including the date on which the first Advance is made hereunder to but excluding the first Collection Period Start Date following the date of such Advance and each successive quarterly period from and including a Collection Period Start Date to but excluding the immediately succeeding Collection Period Start Date or, in the case of the Collection Period immediately preceding the Final Maturity Date or the Collection Period immediately preceding an optional prepayment in whole of the Advances, ending on the day preceding the Final Maturity Date or the date of such prepayment, respectively.

“Collection Period Start Date” means the first calendar day of February, May, August and November of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in August 2021.

“Collections” means all cash collections, distributions, payments or other amounts received, or to be received, by the Borrower from any Person in respect of any Collateral Loan constituting Collateral, including all principal, interest, fees, distributions and redemption and withdrawal proceeds payable to the Borrower under or in connection with any such Collateral Loans and all Proceeds from any sale or disposition of any such Collateral Loans, but excluding (a) any amounts received by the Borrower from or on behalf of an Obligor in respect of such Collateral Loan following the sale of such Collateral Loan by the Borrower that the Borrower is required to pay to the purchaser of such Collateral Loan, so long as such amounts are not included in the net proceeds reported to be received by the Borrower from such sale, and (b) any amounts in respect of indemnities received by the Borrower but owing to parties other than the Borrower in accordance with the Related Documents for any Collateral Loan.

“Competent Authority” means any competent authority as determined under the Securitisation Regulation.

“Concentration Limitations” means, as of any date of determination, the following limitations (calculated without duplication) as applied to the Eligible Collateral Loans owned (or, in relation to a proposed purchase of a Collateral Loan, proposed to be owned, with respect to which, if such purchase results in noncompliance with the limitations, the relevant requirements must be maintained or improved after giving effect to the purchase) by the Borrower, unless a waiver is provided in writing by the Administrative Agent specifying the agreed treatment of such Collateral Loan or Concentration Limitation:

(a)          not more than 15.00% of the Aggregate Adjusted Collateral Balance may consist of First Lien Last Out Loans or Second Lien Loans; provided that, not more than 10.00% of the Aggregate Adjusted Collateral Balance may consist of Second Lien Loans;

(b)          not more than 10.00% of the Aggregate Adjusted Collateral Balance may consist of Class 2 Loans that are Cov-Lite Loans;

(c)          not more than 30.00% of the Aggregate Adjusted Collateral Balance may consist of Collateral Loans that are not denominated in Dollars; provided that, on and after the date on which first Securitization closes, (x) not more than ~~40.00~~30.00% of the Aggregate Adjusted Collateral Balance may consist of Collateral Loans that are not denominated in Dollars and (y) as a sublimit of the Concentration Limitation set forth in clause (x), not more than 15% of the Aggregate Adjusted Collateral Balance may consist of Collateral Loans that denominated in currencies other than Dollars, Canadian Dollars, Pounds Sterling or Euros;

(d)          not more than 30.00% of the Aggregate Adjusted Collateral Balance may consist of Collateral Loans whose Obligors do not have a principal place of business in or are not organized or incorporated in the United States; ~~provided that, on and after the date on which first Securitization closes, (x) not more than 40.00% of the Aggregate Adjusted Collateral Balance may consist of Collateral Loans whose Obligors do not have a principal place of business in or are not organized or incorporated in the United States and (y) as a sublimit of the Concentration Limitation set forth in clause (x), not more than 15% of the Aggregate Adjusted Collateral Balance may consist of Collateral Loans whose Obligors do not have a principal place of business or are not organized or incorporated in the United States, Canada, the United Kingdom, France, Germany or The Netherlands;~~

(e)          not more than 10.00% of the Aggregate Adjusted Collateral Balance may consist of Revolving Collateral Loans or Delayed Drawdown Collateral Loans;

(f)          not more than 20.00% of the Aggregate Adjusted Collateral Balance may consist of Cap Adjusted Loans;

(g)          not more than ~~5.00~~3.50% of the ~~Maximum Portfolio Amount~~Aggregate Adjusted Collateral Balance may consist of Collateral Loans that are issued to any Obligor and its Affiliates, except that up to 7.50% ~~and 10.00% of the Maximum Portfolio Amount~~, 7.50% and 5.00% of the Aggregate Adjusted Collateral Balance may consist of Collateral Loans that are issued by the ~~two~~three largest Obligors and their respective Affiliates;

(h)          not more than 7.50% of the ~~Maximum Portfolio Amount~~Aggregate Adjusted Collateral Balance may consist of Collateral Loans that are issued by Obligors and their Affiliates that belong to any single S&P Industry Classification, except that (i) up to 22.50% may consist of Collateral Loans with Obligors and their Affiliates in the largest S&P Industry Classification, (ii) up to 15.00% may consist of Collateral Loans with Obligors and their Affiliates in the second largest S&P Industry Classification and (iii) up to 10.00% may consist of Collateral Loans with Obligors and their Affiliates in the third largest S&P Industry Classification;

(i)          not more than 5.00% of the Aggregate Adjusted Collateral Balance may consist of Fixed Rate Loans;

(j)          not more than ~~10.00~~5.00% of the Aggregate Adjusted Collateral Balance may consist of Class 1 Loans that are rated below “Caa1” by Moody’s or below “CCC+” by S&P;

(k)          not more than $30,000,000 of the Aggregate Principal Balance of the Collateral Loans may consist of Collateral Loans with respect to which the Related Documents provide for payments that do not, at the time the obligation is acquired, subject the Borrower to withholding tax or other similar taxes, unless the related Obligor is required to make “gross-up” payments that ensure that the net amount actually received by the Borrower (after payment of all taxes, whether imposed on such Obligor or the Borrower) will equal the full amount that the Borrower would have received had no such taxes been imposed;

(l)          not more than ~~10.00~~5.00% of the Aggregate Adjusted Collateral Balance may consist of Recurring Revenue Loans~~.~~ ; and

(m)         not more than 15.00% of the Aggregate Adjusted Collateral Balance may consist of Partial PIK Loans;

“Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Banking Day,” the definition of “Interest Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.11 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means, in respect of any Person, the certificate or articles of formation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Control” means the direct or indirect possession of the power to vote 50% or more of the voting securities of such Person or the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise. “Controlled” and “Controlling” have the meaning correlative thereto.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Cov-Lite Loan” means a Collateral Loan that does not contain any financial maintenance covenants; provided that any such Collateral Loan that either (i) contains a cross-default provision to, or (ii) is pari passu with or senior to, another loan of the Obligor that requires the Obligor to comply with a financial maintenance covenant will be deemed not to be a Cov-Lite Loan.

“Coverage Test” means the Minimum OC Coverage Test.

“Covered Account” means each of the Collection Account (including the Interest Collection Subaccount and Principal Collection Subaccount therein), the Payment Account, the Collateral Account, the Revolving Reserve Account and any other account established by the Borrower at the Securities Intermediary with the consent of the Administrative Agent and subject to the Lien of the Collateral Agent.

“Cumulative Compounded SARON Rate” means, with respect to an Interest Accrual Period for a CHF Advance, the percentage rate per annum determined by the Administrative Agent in accordance with the methodology set out in Schedule 15 attached hereto.

“Cumulative Compounded SONIA Rate” means, with respect to an Interest Accrual Period for a GBP Advance, the percentage rate per annum determined by the Administrative Agent in accordance with the methodology set out in Schedule 13 attached hereto.

“Custodian” means State Street, in its capacity as custodian under the Custodian Agreement, and any successor thereto under the Custodian Agreement.

“Custodian Agreement” means that certain Custody Services Agreement, dated as of the Closing Date, among the Custodian and the Borrower.

“Daily Compounded CORRA” means, for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Administrative Agent in accordance with the methodology and conventions for this rate selected or recommended by the Canadian Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion; and provided that if the administrator has not provided or published CORRA and a Benchmark Transition Event with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA. If Daily Compounded CORRA is less than zero percent, Daily Compounded CORRA will be deemed to be zero percent for the purposes of this Agreement and the other Facility Documents.

“Daily Non-Cumulative Compounded SARON Rate” means, with respect to an Interest Accrual Period for a CHF Advance, the percentage rate per annum determined by the Administrative Agent in accordance with the methodology set out in Schedule 14 attached hereto.

“Daily Rate” means, with respect to any RFR Banking Day and a GBP Advance or CHF Advance, as applicable:

(a)          the SONIA or SARON, as applicable, for that RFR Banking Day; or

(b)          if the SONIA or SARON, as applicable, is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)     the Central Bank Rate for that RFR Banking Day; and

(ii)    the applicable Central Bank Rate Adjustment; or

(c)          if clause (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)      the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

(ii)     the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places and if, in either case, the aggregate of that rate and the applicable Baseline CAS is less than zero, the Daily Rate shall be deemed to

(s)          is not a project, shipping/aircraft or infrastructure/construction financing;

(t)          for which the relevant Obligor of such Collateral Loan is not a Governmental Authority (other than Eligible Investments);

(u)          for which the Obligor of such Collateral Loan is not a commodity trader and producer, an oil field services company or other entity highly exposed to commodity price/volume risk;

(v)          for which the relevant Obligor of such Collateral Loan is not located, operating, domiciled or conducting business in a country subject to Sanctions;

(w)         is not a lease;

(x)          if such Collateral Loan is a Class 1 Loan, as of the date of its acquisition, such Collateral Loan is not rated below “Caa1” by Moody’s or below “CCC+” by S&P if, after acquisition of such Collateral Loan more than 5.00% of the Aggregate Net Collateral Balance will consist of Class 1 Loans that are rated below “Caa1” by Moody’s or below “CCC+” by S&P; ~~and~~

(y)          will not cause the Borrower or the pool of assets to be required to be registered as an investment company under the Investment Company Act; and

(z)          it is not a securitization position for the purposes of the Securitisation Regulation;

provided that the Administrative Agent may agree in writing to specifically waive any criteria set forth above (other than clauses (n), (o), (q), (v) and (y)) with respect to any single Collateral Loan (it being understood that the Administrative Agent shall not be required to provide any such waiver under any circumstances), and upon such waiver, such waived criteria will not constitute criteria for such Collateral Loan to qualify as an “Eligible Collateral Loan”.

“Eligible Country” means (a) the United States, (b) Canada, (c) the United Kingdom and (d) OECD countries with a country ceiling for foreign currency bonds of at least “Aa2” by Moody’s and a foreign currency issuer credit rating of at least “AA” by S&P.

“Eligible Currency Advance” means any AUD Advance, CAD Advance, CHF Advance, Euro Advance, GBP Advance, NZD Advance or SEK Advance.

“Eligible Investments” means any Available Currency investment that, at the time it is Delivered, is Cash or one or more of the following obligations or securities:

(a)          direct interest bearing obligations of, and interest bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 12.07(d).

“Erroneous Payment Impacted Advances” has the meaning assigned to such term in Section 12.07(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 12.07(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 12.07(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Retention Requirements” means Article 6 of the Securitisation Regulation (together with any delegated regulations, applicable guidance, regulatory technical standards, or implementing technical standards made thereunder).

“EU Transparency Requirements” means Article 7 of the Securitisation Regulation (together with any delegated regulations, applicable guidance, regulatory technical standards, or implementing technical standards made thereunder).

“EURIBOR” means, for any Interest Accrual Period, with respect to any Euro Advance (or portion thereof), the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Reuters Screen that displays an average European Money Markets Institute Settlement Rate (such page currently being EURIBOR01) (or any applicable successor or substitute page providing rate quotations comparable to those currently provided on such page of such service) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the beginning of such Interest Accrual Period for deposits in Euros with a term equivalent to three months; provided that if such rate is not available at any such time for any reason, then “EURIBOR” with respect to any Advance shall be the rate at which Euro deposits of €5,000,000 and for a three-month maturity are offered by the principal London office of any bank (which may be the Administrative Agent) reasonably selected by the Administrative Agent in immediately available funds in the Euro-zone interbank market at approximately 11:00 a.m. (London time) on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day); provided, further that, in the event that the rate as so determined above shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. EURIBOR shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

“Euro Advance” means an Advance denominated in Euros.

selected by it; provided that, if at any time a Lender is borrowing overnight funds from a Federal Reserve Bank that day, the Federal Funds Rate for such Lender for such day shall be the average rate per annum at which such overnight borrowings are made on that day as promptly reported by such Lender to the Borrower and the Agents in writing; provided, further, that if the Federal Funds Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Each determination of the Federal Funds Rate by a Lender pursuant to the foregoing proviso shall be conclusive and binding except in the case of manifest error.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Basis Amount” means, for any Payment Date, an amount equal to the arithmetic mean of (i) the Aggregate Principal Balance of all Eligible Collateral Loans plus (ii) the Principal Proceeds and Eligible Investments made with Principal Proceeds on deposit in the Collection Account, in each case, on the first day and on the last day of the related Interest Accrual Period.

“Fifth Amendment Effective Date” means May 9, 2024.

“Final Maturity Date” means the earlier to occur of (i) the Business Day 24 months after the last day of the Reinvestment Period and (ii) the date on which the Final Maturity Date is declared pursuant to Section 6.01.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Stability Board” means the Financial Stability Board established after the G20 London summit in April 2009 as a successor to the Financial Stability Forum.

“First Lien First Out Loan” means one or more tranches of First Lien Loans issued by an Obligor under the same Related Documents as a First Lien Last Out Loan that at any time prior to and/or after an event of default under the Related Documents, will be paid in full in accordance with a specified waterfall or other priority of payments as specified in the Related Documents, an agreement among lenders or other applicable agreement before such First Lien Last Out Loan is paid.

“First Lien Last Out Loan” means a Collateral Loan that would be a First Lien Loan but for the fact that at any time prior to and/or after an event of default under the Related Documents, such Collateral Loan will be paid after one or more tranches of First Lien First Out Loans issued by the Obligor have been paid in full in accordance with a specified waterfall or other priority of payments as specified in the Related Documents, an agreement among lenders or other applicable agreement; provided that (x) if the First Out Leverage of such Collateral Loan of an Obligor domiciled or having its principal place of business in the United States is less than 0.25:1.00 or (y) if the First Out Leverage of such Collateral Loan of an Obligor domiciled or having its principal place of business in Europe is less than 1.25:1.00, in each case as determined by the Servicer in accordance with the Servicing Standard for the most recently ended Relevant Test Period for which financial statements have been delivered to the Borrower prior to the related Trade Date, then such Collateral Loan will constitute a First Lien Loan; provided, further, that from time to time, the Administrative Agent may propose certain additional terms or “Minimum Equity Amount,” “Class ~~1A~~1 Borrowing Base,” “Class ~~1B~~2 Borrowing Base,” “Class ~~2A~~3 Borrowing Base,” “Class ~~2B Borrowing Base,” “Class 3A Borrowing Base,” “Class 3B Borrowing Base,” “Class 1A~~1 Minimum OC Coverage Test,” “Class ~~1B~~2 Minimum OC Coverage Test,” “Class ~~2A Minimum OC Coverage Test,” “Class 2B Minimum OC Coverage Test,” “Class 3A Minimum OC Coverage Test,” “Class 3B~~3 Minimum OC Coverage Test,” “Class 1 Loan,” “Class ~~1A Loan,” “Class 1B Loan,” “Class~~ 2 Loan”~~, “Class 2A Loan,” “Class 2B Loan,”~~ or “Class 3 Loan,” ~~“Class 3A Loan” or “Class 3B Loan”~~ or any component thereof defined therein (in each case, other than any administrative, non-material amendment agreed to by the Borrower and the Administrative Agent), (h) modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof or (i) extend the Reinvestment Period, in each case to the extent such amendment, modification, waiver or supplement relates to such Lender.

“FX Revaluation Date” means, with respect to any Advance denominated in an currency other than Dollars, each of the following: (i) the Borrowing Date of each Advance, (ii) each Monthly Reporting Date, (iii) each Payment Date, (iv) any date on which the Borrower provides a report to the Administrative Agent setting forth the amount of the Advances and the value of the Collateral hereunder, and (v) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

“GBP Advance” means an Advance denominated in Pounds Sterling.

“GBP Funding Rate” has the meaning assigned to such term in Section 2.12(b)(i)

“Government Security” has the meaning specified in the definition of “Deliver”.

“Governmental Authority” means, with respect to any Person, any nation or government, any supranational, state or other political or subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator, in each case, having jurisdiction or authority over such Person.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Governmental Authorities.

“Highest Required Investment Category” means (a) with respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one month instruments, “Aa2” and “P-1” for three month instruments, “Aa3” and “P-1” for six month instruments and “Aa2” and “P-1” for instruments with a term in excess of six months and (b) with respect to rating assigned by S&P, “A-1” for short-term instruments and “A” for long-term instruments.

“Implied Equity” means, for a Collateral Loan subject to a binding commitment to be contributed to the Borrower on a cashless basis where such acquisition has not yet settled, an amount equal to the product of (i) the difference between (x) one and (y) the Advance Rate of such Collateral Loan, and (ii) the Adjusted Principal Balance of such Collateral Loan, in each case as agreed between the Borrower and the Administrative Agent in connection with the related Approval Request.

“Indebtedness” means, with respect to any Person, as of any day, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all Capital Lease Obligations of such Person as lessee; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person, but limited to the lower of (x) the fair market value of such asset as determined by such Person in good faith and (y) the amount of Indebtedness secured by such Lien; and (vii) all Indebtedness of others guaranteed by such Person. Notwithstanding the foregoing, “Indebtedness” does not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or investment to satisfy unperformed obligations of the seller of such asset or investment, (y) a commitment arising in the ordinary course of business to make a future investment or fund subsequent draws under Revolving Collateral Loans, Delayed Drawdown Collateral Loans or the unfunded portion of any existing investment or (z) indebtedness of the Borrower on account of the sale by the Borrower of the first out tranche of any First Lien Loan that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is nonrecourse to the Borrower and (ii) would not represent a claim against the Borrower in a bankruptcy, insolvency or liquidation proceeding of the Borrower, in each case in excess of the amount sold or purportedly sold.

“Indemnified Party” has the meaning assigned to such term in Section 13.04(b). “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Facility Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Accountants” has the meaning assigned to such term in Section 8.09(a).

“Independent Manager” means a natural person who, (A) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of its Affiliates (other than his or her service as an Independent Manager of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer or supplier of the Borrower or any of its Affiliates (other than his or her service as an Independent Manager of the Borrower or any such

(c)          all amendment and waiver fees, late payment fees (including compensation for delayed settlement or trades), and all protection fees and other fees and commissions received by the Borrower during such Collection Period unless the Servicer has determined in its sole discretion that such payments are to be treated as Principal Proceeds;

(d)          commitment fees, facility fees, anniversary fees, ticking fees and other similar fees received by the Borrower during such Collection Period unless the Servicer has determined in its sole discretion that such payments are to be treated as Principal Proceeds; and

(e)          cash contributed to the Borrower that the Borrower specifies in the Contribution Notice shall constitute Interest Proceeds and is deposited into a Collection Account in accordance with Section 8.02 as designated by the Borrower;

provided that:
(1)          as to any Defaulted Collateral Loan (and only so long as it remains a Defaulted Collateral Loan), any amounts received in respect thereof will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect thereof since it became a Defaulted Collateral Loan equals the Principal Balance of such Defaulted Collateral Loan at the time as of which it became a Defaulted Collateral Loan and all amounts received in excess thereof will constitute Interest Proceeds; and

(2)          any amounts received in respect of any Equity Security that was received in exchange for a Defaulted Collateral Loan will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Equity Security equals the outstanding Principal Balance of the related Collateral Loan, at the time it became a Defaulted Collateral Loan, for which such Equity Security was received in exchange.

“Interest Rate” means, for any Class as of any date of determination, an interest rate per annum equal to the Benchmark (or, if at any time the Benchmark cannot be determined, the Base Rate) plus the Applicable Margin.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Investor Report” means the ongoing quarterly investor reports required pursuant to and in accordance with Article 7(1)(e) of the Securitisation Regulation.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, treaty, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof.

applicable.

“Lender” means each Dollar Lender and each Multicurrency Lender, as

“Lender Fee Letter” means that certain fee letter, dated as of the Closing Date, byand among the Lenders, the Borrower and the Servicer, as amended or supplemented from time to time, and any other fee letter between a Lender, the Borrower and the Servicer that identifies itself as a Lender Fee Letter hereunder.

“Liabilities” means all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable and documented out-of-pocket outside attorneys’ fees and expenses) and disbursements of any kind or nature whatsoever.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other) of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by the Borrower of any financing statement under the UCC or comparable law of any jurisdiction). Notwithstanding the foregoing, “Lien” shall not include (i) customary restrictions on assignments or transfers thereof on customary and market-based terms pursuant to the Related Documents relating to any Collateral Loan or (ii) in the case of any Equity Securities, customary drag-along, tag-along, right of first refusal and other similar rights in favor of other equity holders of the same issuer.

“Listed Collateral Loan” means, at any time, a Collateral Loan for which three or more bids are quoted and available from Loan Pricing Corporation, Mark-it Partners (formerly known as Loan X), Interactive Data Corporation or another nationally recognized broker-dealer or nationally recognized quotation service requested by the Servicer and approved from time to time by the Administrative Agent and the Required Lenders, subject in each case to the proviso in the definition of “Listed Value”.

“Listed Value” means, for any Listed Collateral Loan at any time, the bid price for such Collateral Loan most recently quoted by Loan Pricing Corporation, Mark-it Partners (formerly known as Loan X) or Interactive Data Corporation and obtained by the Servicer, or quoted by another nationally recognized broker-dealer or nationally recognized quotation service as may be approved from time to time by the Administrative Agent if so requested by the Borrower or the Servicer; provided that, if the Servicer reasonably believes that the price quoted by any such source is based on less than three bona fide bids, then upon notice thereof from the Servicer to the Administrative Agent, such Collateral Loan will not be considered a “Listed Collateral Loan” and the “Loan Value” of such Collateral Loan will be determined in accordance with clause (b)(ii) of the definition of Loan Value.

“LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement, dated as of the Closing Date of the Borrower (as amended, restated, amended and restated, or otherwise modified).

“Loan Class” means a Class ~~1A~~1 Loan, a Class ~~1B Loan, a Class 2A Loan, a Class 2B Loan, a Class 3A~~2 Loan or a Class ~~3B~~3 Loan, as applicable.

“Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001 (a)(3) of ERISA that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Net-Debt-to-Recurring-Revenue Ratio” means, with respect to any Collateral Loan for any period, the meaning of “Net-Debt-to-Recurring-Revenue Ratio” or any comparable term defined in the Related Documents for such Collateral Loan, and in any case that “Net-Debt-to-Recurring-Revenue Ratio” or such comparable term is not defined in such Related Documents, the ratio of (a) indebtedness of the related Obligor under such Collateral Loan and all other indebtedness of such Obligor that is senior or pari passu in right of payment to such Collateral Loan minus Unrestricted Cash and cash equivalents to (b) TTM Recurring Revenue, as calculated by the Servicer in good faith in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Related Documents; provided that, in the event of a lack of any such information necessary to calculate  the  Net-Debt-to-Recurring-Revenue  Ratio  for  any  Collateral  Loan,  the Net-Debt-to-Recurring-Revenue Ratio for such Collateral Loan shall be a ratio calculated by the Administrative Agent in its sole discretion after consultation with the Servicer or, if agreed to by the Administrative Agent, by the Servicer in good faith in accordance with the Servicing Standard.

“Non-Dollar Sublimit” means the lesser of (x) (1) prior to the date on which the first ~~Securitzation~~Securitization closes, 30% of the Maximum Facility Amount and (2) on and after the date on which the first Securitization closes, 40% of the Maximum Facility Amount, and (y) the sum of the Individual Lender Maximum Funding Amounts of the Multicurrency Lenders. The Non-Dollar Sublimit is part of, and not in addition to, the Maximum Facility Amount.

“Note” means each promissory note, if any, issued by the Borrower to a Lender in accordance with the provisions of Section 2.04, substantially in the form of Exhibit A.

“Notice of Borrowing” has the meaning assigned to such term in Section 2.03(a).

“Notice of Prepayment” has the meaning assigned to such term in Section 2.06(a).

“NZBB” means, for Interest Accrual Period, with respect to any NZD Advance (or portion thereof), the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the average mid rate that appears on the Reuters Screen 0#NZBBFIX= Page (or any applicable successor or substitute page providing rate quotations comparable to those currently provided on such page of such service) at approximately 11:00 a.m. (Wellington time) two (2) Business Days prior to the beginning of such Interest Accrual Period for New Zealand Dollar bills of exchange with a term equivalent to three months; provided that if such rate is not available at any such time for any reason, “NZBB” with respect to any NZD Advance shall be determined based on the bid and offered rates at which New Zealand Dollar bills of exchange of the Dollar Equivalent of $500,000 in NewZealand Dollars and for a three-month maturity are quoted by the principal New Zealand office of four major banks in the New Zealand money market (which may be the Administrative Agent) reasonably selected by the Administrative Agent at approximately 11:00 a.m. (Wellington time) on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day); provided that if at least two sets of bid and offered rate quotations are provided, the rate for the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day) will be the arithmetic mean of the quotations; provided further that if fewer than two sets of bid and offered rate quotations are provided as requested, the rate for that applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day) will be the arithmetic mean of the bid and offered rates quoted by major banks in New Zealand, selected by the Administrative Agent, for New Zealand Dollar bills of exchange for a three-month maturity for settlement on that day and in the Dollar Equivalent of $500,000 in New Zealand Dollars at approximately 11:00 a.m., Wellington time, on that day; provided, further that, in the event that the rate as so determined above shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. NZBB shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

“NZD Advance” means an Advance denominated in New Zealand Dollars.
“New Zealand Dollars” means the lawful currency of New Zealand.

 “Obligations” means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party or any Affected Person under or in connection with this Agreement, the Notes or any other Facility Document, including all amounts payable by the Borrower in respect of the Advances, with interest thereon, and all other amounts payable hereunder or thereunder by the Borrower (without regard to any Servicer Expense Cap or Administrative Expense Cap).

“Obligor” means, in respect of any Collateral Loan, each Person obligated to pay Collections in respect of such Collateral Loan, including any applicable guarantors; provided that for purposes of determining the domicile of an Obligor for purposes of the definitions of Concentration Limitations and Eligible Collateral Loan, the term “Obligor” shall only include the Person in respect of which the Collateral Loan was principally underwritten.

“OC Ratio” means, as of any Business Day, the ratio of (a) the ~~Borrowing Base to (b) the~~ sum of (x) the ~~Dollar Equivalent of the aggregate outstanding principal balance of the Advances and (y) the Dollar Equivalent of the aggregate purchase price of all~~ Borrowing Base and (y) solely with respect to any Collateral Loans subject to a binding commitment to be contributed to the Borrower on a cashless basis that has not yet settled, the Implied Equity in connection with any acquisition of Collateral Loans for which the Borrower has entered into a binding commitment to ~~purchase~~acquire that have not yet settled and (b) the OC Ratio Denominator.

“OC Ratio Breach” means, on any Business Day, a failure of the Minimum OC Coverage Test.

“OC Ratio Denominator” means, as of any Business Day, the sum of (a) the Dollar Equivalent of the aggregate outstanding principal balance of the Advances and (b) the Dollar Equivalent of the aggregate cash purchase price of all Collateral Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.

“OC Ratio Posting Payment” has the meaning assigned to such term in Section 6.02.

“OECD” means the Organisation for Economic Co-Operation and Development. “OFAC” means the U.S. Office of Foreign Assets Control.

“Other Connection Taxes” means, in the case of any Secured Party, any Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, the Notes or any other Facility Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Facility Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.03(h)).

“Partial PIK Loan” means a Collateral Loan that requires the Obligor to pay only a portion of the accrued and unpaid interest in cash on a current basis, the remainder of which is or can be deferred and paid later; provided that (x) the portion of such interest required to be paid in cash pursuant to the terms of the applicable Related Documents carries a current cash pay interest rate paid, if at a fixed rate, not less than 3.5% per annum or, if at a floating rate, not less than 2% per annum above the applicable index, (y) the terms of the applicable Related Documents do not permit the amount of current cash pay interest to be less than 25% of the original specified interest amount and (z) the terms of the applicable Related Documents do not permit any accrued and unpaid interest to be deferred for more than 12 months or paid later than the date that is 12 months after the initial due date for such interest.

“Participant” means any bank or other Person to whom a participation is sold as permitted by Section 13.06(c).
“Participant Register” has the meaning assigned to such term in Section 13.06(c)(ii).
“PATRIOT Act” has the meaning assigned to such term in Section 13.15.

“Payment Account” has the meaning assigned to such term in Section 8.03.

“Payment Date” means the 20th day of each of February, May, August and November, commencing August 20, 2021; provided that, if any such day is not a Business Day, then such Payment Date shall be the next succeeding Business Day.
“Payment ~~Recipient~~Date Report” has the meaning assigned to such term in Section ~~12.07~~8.07(~~a~~b).
“Payment Date Report Determination Date” has the meaning assigned to such term in Section 8.07(b).
“Payment ~~Date Report Determination Date~~Recipient” has the meaning assigned to such term in Section ~~8.07~~12.07(~~b~~a).
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

“Percentage” means with respect to any Lender as of any date of determination, (a) with respect to each Lender party listed on Schedule 1, the percentage applicable to such Lender on such date of determination as specified on Schedule 1, as such amount is reduced by any Assignment and Acceptance entered into by such Lender with an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor, and (b) with respect to each Lender not listed on Schedule 1 that has become a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein as such Lender’s Percentage, as such amount is reduced by an Assignment and Acceptance entered into between such Lender and an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor.

“Permitted Assignee” means (a) a Lender or any of its Affiliates or (b) any Person managed by a Lender or any of its Affiliates; provided that no Disqualified Lender may be a Permitted Assignee unless an Event of Default has occurred and is continuing.

“Permitted Currencies” means Pounds Sterling, Euro, Dollars, Australian Dollars, Canadian Dollars, New Zealand Dollars, Swedish Krona and Swiss Francs and any other currency consented to by the Administrative Agent and acceptable to the Collateral Agent and Securities Intermediary; provided that any currency other than Dollars is subject to the establishment by the Borrower at the Securities Intermediary of an account into which the Collateral Agent may deposit Collateral that is denominated in such other currency and that is subject to the Lien of the Collateral Agent; provided further that neither the Collateral Agent nor the Securities Intermediary shall be obligated to establish such account or accept or hold any foreign currency security or other asset to the extent it reasonably determines that holding such currency, security or asset would violate any law, rule, regulation or internal policy applicable to the Collateral Agent or Securities Intermediary.

“Permitted Distribution” means, on any Business Day, distributions of (a) Interest Proceeds so long as immediately after giving effect to such Permitted Distribution, sufficient Interest Proceeds remain to pay all amounts payable on the immediately following Payment Date pursuant to Section 9.01(a)(i) as determined by the Servicer in good faith and/or (b) prior to the

Diversity Score	Advance Rate Adjustment

Less than 4	0%
Greater than or equal to 4, but less than 6	40%
Greater than or equal to 6, but less than 10	60%
Greater than or equal to 10, but less than 14	80%
Greater than or equal to 14	100%

“Portfolio Report” means the ongoing quarterly portfolio level disclosure required pursuant to and in accordance with Article 7(1)(a) of the Securitisation Regulation.

“Post-Default Rate” means a rate per annum equal to the Interest Rate otherwise in effect pursuant to this Agreement plus 2.00% per annum.

“Potential Servicer Event of Default” means any event which, with the passage of time, the giving of notice, or both, would (if not cured or otherwise remedied during such time) constitute a Servicer Event of Default.

“Pounds Sterling” and “₤” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Principal Balance” means, with respect to any loan, as of any date of determination, the outstanding principal amount of such loan, excluding any capitalized interest.

“Principal Collection Subaccount” has the meaning assigned to such term in Section 8.02(a).

“Principal Proceeds” means, with respect to any Collection Period or the related Determination Date, all amounts received by the Borrower during such Collection Period that do not constitute Interest Proceeds, including unapplied proceeds of the Advances and any amounts received by the Borrower as equity contributions (howsoever designated).

“Priority of Payments” has the meaning assigned to such term in Section 9.01(a).

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Governmental Authorities).

(e)          the Net-Debt-to-Recurring-Revenue Ratio with respect to such Collateral Loan (i) for positive EBITDA company is less than 3.00:1.00 as of the later of the initial closing date of such Collateral Loan or the most recent Obligor Measurement Date, as applicable; (ii) for negative EBITDA company is less than 2.50:1.00 as of the later of the initial closing date of such Collateral Loan or the most recent Obligor Measurement Date, as applicable,

(f)          the Related Documents for such Collateral Loan require the Obligor with respect to such Collateral Loan to meet at least one (1) maintenance financial covenant, as determined by the Administrative Agent in its sole discretion, including a covenant for minimum liquidity and maximum ratio of principal loan amount outstanding to TTM Recurring Revenue; and

(g)         is designated as a Recurring Revenue Loan by the Borrower as of the date of acquisition by the Borrower.

“Register” has the meaning assigned to such term in Section 13.06(d).

“Regulation T,” “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reinvestment Period” means the period from and including the Closing Date to and including the earlier of (a) ~~the date that is the third anniversary of the Closing Date~~May 11, 2027 (or such later date as may be agreed by the Borrower, the Administrative Agent and each Lender pursuant to Section 2.16) and (b) the date of the termination of the Individual Lender Maximum Funding Amounts pursuant to Section 6.01.

“Related Documents” means, with respect to any Collateral Loan, (i) the loan or credit agreement evidencing such Collateral Loan, (ii) the principal security agreement, and (iii) if the same can be obtained without undue expense or effort, all other documents evidencing, securing, guarantying, governing or giving rise to such Collateral Loan.

“Related Loan Class” means ~~(i) with respect to Class 1A Loans and Second Lien Loans, Class 1B Loans, (ii) with respect to Class 1B Loans and First Lien Loans or First Lien Last Out Loans, Class 1A Loans, (iii) with respect to Class 2A Loans and Second Lien Loans, Class 2B Loans, (iv) with respect to Class 2B Loans and First Lien Loans or First Lien Last Out Loans, Class 2A Loans, (v) with respect to Class 3A Loans and Second Lien Loans, Class 3B Loans and (vi) with respect to Class 3B Loans and First Lien Loans or First Lien Last Out Loans, Class 3A Loans.~~ a Class 1 Loan, a Class 2 Loan or a Class 3 Loan.

 “Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Available Currency other than Dollars, (1) the central bank for the Available Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Available Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Market” means the Swiss francs overnight repo market.

“Relevant Recipients” has the meaning specified in Section 13.24(a).

“Relevant Test Period” means, with respect to any Collateral Loan, the relevant test period for the calculation of EBITDA, Debt Service Coverage Ratio or Senior Net Leverage Ratio, as applicable, for such Collateral Loan in the applicable Related Documents or, if no such period is provided for therein, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Collateral Loan; provided that, with respect to the calculation of EBITDA, Debt Service Coverage Ratio or Senior Net Leverage Ratio in connection with determining whether a Revaluation Event has occurred, if no test period is provided in the applicable Related Documents but the related Obligor delivers monthly financial statements, each Relevant Test Period shall be the period of the last twelve consecutive reported calendar months; provided further that, with respect to any Collateral Loan for which the relevant test period is not provided for in the applicable Related Documents, if an Obligor is a newly-formed entity as to which four consecutive fiscal quarters have not yet elapsed or with respect to any restructured Collateral Loan, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor or closing date of the applicable Collateral Loan to the end of the fourth fiscal quarter (or, with respect to Revaluation Events and Obligors that deliver monthly financial statements, twelfth calendar month) from the date of formation or closing, as applicable, and shall subsequently include each period of the last four consecutive reported fiscal quarters (or, with respect to Revaluation Events and Obligors that deliver monthly financial statements, twelve consecutive calendar months) of such Obligor.; provided further that, with respect to any Collateral Loan with respect to which the related Obligor is a newly-formed entity as to which four consecutive fiscal quarters have not yet elapsed or with respect to any restructured Collateral Loan, the calculation of EBITDA, Debt Service Coverage Ratio or Senior Net Leverage Ratio, as applicable, for such Collateral Loan shall be made using pro forma financial statements until the Obligor has delivered financial statements for four consecutive fiscal quarters (or, with respect to Revaluation Events and Obligors that deliver monthly financial statements, twelve consecutive calendar months) from the date of formation or closing, as applicable.

“Requested Amount” has the meaning assigned to such term in Section 2.03.

(g)          the related Obligor fails to deliver to the Borrower or the Servicer any financial reporting information as required by the Related Documents of such Collateral Loan (giving effect to any applicable grace period thereunder) to the extent such information is reasonably requested of the Servicer by the Administrative Agent;

(h)          if such Collateral Loan was acquired in the form of a participation, such participation is not elevated to an assignment of the Collateral Loan to the Borrower within 60 days of the Borrower’s acquisition of such Collateral Loan; ~~or~~

(i)          in the case of a Recurring Revenue Loan, the Net Debt to Recurring Revenue Ratio of the Obligor of such Collateral Loan as of any Relevant Test Period increases by 20.0% or more from the level for the Relevant Test Period most recently ended prior to the date the Collateral Loan was acquired by the Borrower (or on such reasonable baseline Net-Debt-to-Recurring-Revenue Ratio as may be agreed to by the Administrative Agent and the Borrower (or the Servicer on its behalf)); or

(j)          with respect to Broadly Syndicated Loans only, (i) the long-term obligation rating assigned by Moody’s of such Collateral Loan has been downgraded (x) to “Caa1” or lower or (y) by two or more notches or (ii) the long-term issue credit rating assigned by S&P of such Collateral Loan has been downgraded (x) to “CCC+” or lower or (y) by two or more notches.

provided that, for any Collateral Loan that is determined to be a Cap Adjusted Loan, the Revaluation Events in respect of such Cap Adjusted Loan will be determined by the Administrative Agent in its sole discretion and provided by the Administrative Agent to the Servicer in writing prior to the initial inclusion of such Cap Adjusted Loan in the Borrowing Base or, if agreed to by the Administrative Agent, the Revaluation Events provided by the Servicer to the Administrative Agent.

“Revolving Collateral Loan” means any Collateral Loan (other than a Delayed Drawdown Collateral Loan) that is a loan (including revolving loans, funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments to make loans under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the related Obligor by the Borrower and which provides that such borrowed money may be repaid and re-borrowed from time to time; provided that any such Collateral Loan will be a Revolving Collateral Loan only until all commitments to make revolving advances to the Obligor expire or are terminated or irrevocably reduced to zero.

“Revolving Exposure” means, at any time, the sum of the Dollar Equivalent of the aggregate Unfunded Amount of each Collateral Loan (including each Ineligible Collateral Loan and each Defaulted Collateral Loan) at such time.

“Revolving Reserve Account” has the meaning assigned to such term in Section 8.04.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as from time to time in effect.

“Securities Intermediary” shall mean State Street in its capacity as Securities Intermediary under the Account Control Agreement and any successor Securities Intermediary appointed by the Borrower, the Servicer and the Administrative Agent.

“Securitisation Regulation” means Regulation (EU) 2017/2402.

~~“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC~~

“Securitization” means any collateralized loan obligation transaction undertaken by any affiliate of the Borrower or Servicer for which BNP or an Affiliate thereof acts as an underwriter, initial purchaser or placement agent that is, at the time of the closing of such transaction, secured, directly or indirectly, by Collateral Loans currently or formerly owned by the Borrower or any portion thereof or any interest therein released from the Lien of this Agreement.

“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.

“SEK Advance” means an Advance denominated in Swedish Krona.

“Senior Net Leverage Ratio” means, with respect to any Collateral Loan for any Relevant Test Period, the meaning of “Senior Net Leverage Ratio” or any comparable term defined in the Related Documents for such Collateral Loan, and in any case that “Senior Net Leverage Ratio” or such comparable term is not defined in such Related Documents, the ratio of (a) total indebtedness for borrowed money of the Obligor (other than indebtedness of such Obligor that is junior in terms of lien subordination to indebtedness of such Obligor held by the Borrower) minus Unrestricted Cash and cash equivalents to (b) EBITDA as calculated by the Servicer in accordance with the Servicing Standard.

“Servicer” means BPCC, in its capacity as servicer hereunder and any successor thereto in accordance herewith.

“Servicer Event of Default” means any one of the following events:

except as set forth in another clause of this definition, the Servicer breaches in any material respect any covenant or agreement applicable to it under this Agreement or any other Facility Document to which it is a party (it being understood that failure to meet the Minimum OC Coverage Test, any Concentration Limitation or the Collateral Quality Test is not a breach under this subclause (a)), and, if capable of being cured, is not cured within 30 days of the earlier of (i) a Responsible Officer of the Servicer acquiring actual knowledge of such breach or (ii) the Servicer receiving written notice from either Agent of such breach;

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means  the forward-looking term rate based on SOFR.

“Trade Date” has the meaning assigned to such term in Section 1.04(l).

“Transparency Reports” has the meaning specified in Section 13.24(a) hereof.

“Transparency Technical Standards” has the meaning specified in Section 13.24(g)(i) hereof.

“TTM Recurring Revenue” means, with respect to any Obligor and any date, the Recurring Revenue for such Obligor for the trailing twelve months ending on such date, as calculated by the Servicer in good faith in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Related Documents.

“UCC” means the New York Uniform Commercial Code; provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Collateral Agent pursuant to this Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States of America other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncertificated Security” has the meaning specified in Section 8-102(a)(18) of the UCC.

“Unfunded Amount” means, with respect to any Collateral Loan, as of any date of determination, the unfunded commitment of the Borrower with respect to such Collateral Loan as of such date.

“Unrestricted Cash” has the meaning assigned to the term “Unrestricted Cash” or any comparable term defined in the Related Documents for each Collateral Loan, and in any case that “Unrestricted Cash” or such comparable term is not defined in such Related Documents, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than statutory liens, liens of depository institutions and blanket liens permitted under or granted in accordance with such Related Documents).

“Unused Fees” has the meaning assigned to such term in the Lender Fee Letter.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 13.03(g)(iii).

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warranty Collateral Loan” has the meaning assigned to such term in the Loan Sale Agreement.

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Loans included in the Aggregate Net Collateral Balance, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Eligible Collateral Loan by (ii) such Eligible Collateral Loan’s contribution to the Aggregate Net Collateral Balance and dividing such sum by (b) the Aggregate Net Collateral Balance; provided that, the Weighted Average Advance Rate shall not exceed 65.0% as of any date of determination.

~~“Weighted Average Class 1A Advance Rate” means, as of any date of determination with respect to all Class 1A Loans included in the Aggregate Class 1A Net Collateral Balance, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Class 1A Loan by (ii) such Class 1A Loan’s contribution to the Aggregate Class 1A Net Collateral Balance and dividing (b) such sum by the Aggregate Class 1A Net Collateral Balance.~~

~~“Weighted Average Class 1B Advance Rate” means, as of any date of determination with respect to all Class 1B Loans included in the Aggregate Class 1B Net Collateral Balance, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Class 1B Loan by (ii) such Class 1B Loan’s contribution to the Aggregate Class 1B Net Collateral Balance and dividing (b) such sum by the Aggregate Class 1B Net Collateral Balance.~~

“Weighted Average Class ~~2A~~1 Advance Rate” means, as of any date of determination with respect to all Class ~~2A~~1 Loans included in the Aggregate Class ~~2A~~1 Net Collateral Balance, the number obtained by (a) summing the products obtained by multiplying(i) the Advance Rate of each Class ~~2A~~1 Loan by (ii) such Class ~~2A~~1 Loan’s contribution to the Aggregate Class ~~2A~~1 Net Collateral Balance and dividing (b) such sum by the Aggregate Class ~~2A~~1 Net Collateral Balance.

“Weighted Average Class ~~2B~~2 Advance Rate” means, as of any date of determination with respect to all Class ~~2B~~2 Loans included in the Aggregate Class ~~2B~~2 Net Collateral Balance, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Class ~~2B~~2 Loan by (ii) such Class ~~2B~~2 Loan’s contribution to the Aggregate Class ~~2B~~2 Net Collateral Balance and dividing (b) such sum by the Aggregate Class ~~2B~~2 Net Collateral Balance.

“Weighted Average Class ~~3A~~3 Advance Rate” means, as of any date of determination with respect to all Class ~~3A~~3 Loans included in the Aggregate Class ~~3A~~3 Net Collateral Balance, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Class ~~3A~~3 Loan by (ii) such Class ~~3A~~3 Loan’s contribution to the Aggregate Class ~~3A~~3 Net Collateral Balance and dividing (b) such sum by the Aggregate Class ~~3A~~3 Net Collateral Balance.

~~“Weighted Average Class 3B Advance Rate” means, as of any date of determination with respect to all Class 3B Loans included in the Aggregate Class 3B Net Collateral Balance, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Class 3B Loan by (ii) such Class 3B Loan’s contribution to the Aggregate Class 3B Net Collateral Balance and dividing (b) such sum by the Aggregate Class 3B Net Collateral Balance.~~

“Weighted Average Life” means, as of any date of determination with respect to all Eligible Collateral Loans, the number of years following such date obtained by:

(a)         summing the products of (i) the Average Life at such time of each Eligible Collateral Loan multiplied by (ii)(A) the Principal Balance plus (B) the Unfunded Amount of such Collateral Loan; and

(b)         dividing such sum by the sum of the Aggregate Principal Balance plus the Unfunded Amount of all Eligible Collateral Loans as of such date.

(c)         For purposes of the foregoing, the “Average Life” is, on any date of determination with respect to any Eligible Collateral Loan, the quotient obtained by dividing (i) the sum of the a copy to the Borrower and the Custodian) a copy of the Collateral Loan Buy Confirmation.

(vii)       With respect to Collateral Loans that are not on the Approved List, the Borrower (or the Servicer on behalf of the Borrower) may send an Approval Request at any time to the Administrative Agent. If the Administrative Agent receives an Approval Request by 12:00 p.m. New York City time on any Business Day, the Administrative Agent shall use commercially reasonable efforts to notify the Servicer and Borrower in writing (including via electronic mail) whether it has approved or rejected such Approval Request by 12:00 p.m. New York City time on or prior to the second Business Day thereafter (it being understood, for the avoidance of doubt, that any Approval Request received by the Administrative Agent after 12:00 p.m. New York City time on any Business Day shall be deemed to have been received on the following Business Day); provided that, if the Administrative Agent does not notify the Servicer and Borrower by such time, such Approval Request shall be deemed to be rejected; provided further that, subject to paragraphs (iv), (v) and (viii) of this Section 2.02(a), the Borrower shall have the ability to commit to purchase any Collateral Loan approved and added to the Approved List pursuant to this paragraph (vii) without further approval by the Administrative Agent only if the Borrower commits to purchase such Collateral Loan within ten (10) Business Days from the date of such approval by the Administrative Agent. On the date occurring ten (10) Business Days after the date of such approval by the Administrative Agent, any such approved Collateral Loan, if not purchased or committed to be purchased by the Borrower, will be deemed to be removed from the Approved List.

(viii)      [Reserved.]

(ix)          Notwithstanding anything in this Agreement to the contrary, but subject to paragraph (v) of this Section 2.02(a), the Administrative Agent shall have the right, acting in its sole and absolute discretion, to (A) approve or reject any Approval Request or Approved List, (B) determine which Collateral Loans are included in the Approved List in accordance with this Section 2.02, (C) rescind the approval of any Approval Request or of any ~~Asset~~Collateral Loan included in an Approved List and (D) request additional information reasonably available to the Borrower regarding any proposed Collateral Loan; provided that any rescission of approval shall not invalidate any commitment to purchase a Collateral Loan entered into by the Borrower (or the Servicer on its behalf) prior to the delivery of such rescission, in which case, such Collateral Loan shall be deemed to remain approved until settlement of such purchase.

Section 2.03 Making of the Advances. (a) If the Borrower requires an Advance under this Agreement with respect to any Loan Class to purchase a Collateral Loan for which the Approval Request has been approved or which has been identified on the Approved List pursuant to Section 2.02, it shall provide a written request for such Advance (which request shall be irrevocable and effective upon receipt) to the Collateral Agent and the Administrative Agent (with a copy to each Lender) (each, a “Notice of Borrowing”) not later than (x) with respect to a Dollar Advance, 2:00 p.m. New York City time at least one (1) Business Day prior to the day of the requested Advance and (y) with respect to any Advance, other than a

Dollar with the consent of the Servicer and the Administrative Agent. The Servicer shall compile and provide to the Collateral Agent and the Administrative Agent a loan data file (the “Data File”) in the form of Exhibit H for the previous monthly period ending on the Monthly Report Determination Date (containing such information agreed upon by the Servicer, the Collateral Agent and the Administrative Agent). The Servicer shall provide (or cause to be provided) the Data File to the Collateral Agent at least three (3) Business Days prior to the Monthly Reporting Date and, with respect to a Payment Date Report, at least three (3) Business Days prior to the Payment Date. The Collateral Agent shall use commercially reasonable efforts to review and, based solely on the Data File provided by the Borrower (or Servicer on its behalf), re-calculate the calculations in clauses (i) through (xvi) below made by the Servicer in any such Monthly Report or Payment Date Report, as applicable, for such calendar month, within two (2) Business Days of the receipt thereof and notify the Servicer and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Monthly Report and Payment Date Report. The Collateral Agent shall re-calculate pursuant to the preceding sentence: (i) Aggregate Net Collateral Balance, (ii) Borrowing Base, (iii) Excess Concentration Amount, (iv) Maximum Available Amount, (v) Class ~~1A~~1 Borrowing Base, (vi) Class ~~1B~~2 Borrowing Base, (vii) Class ~~2A~~3 Borrowing Base, (viii) Class ~~2B Borrowing Base~~1 OC Ratio, (ix) Class ~~3A Borrowing Base, (x) Class 3B Borrowing Base, (xi) Class 1A OC Ratio, (xii) Class 1B OC Ratio, (xiii) Class 2A OC Ratio, (xiv) Class 2B OC Ratio, (xv) Class 3A OC Ratio, (xvi) Class 3B OC Ratio, (xvii~~2 OC Ratio, (x) Class 3 OC Ratio, (xi) each Class Minimum OC Coverage Test, (~~xviii~~xii) each Coverage Test, (~~xix~~xiii) the Collateral Quality Test, (~~xx~~xiv) for any Payment Date Report completion of Priority of Payments pursuant to Section 9.01(a), (~~xxi~~xv) balances for each of the Covered Accounts and (~~xxii~~xvi) such other calculations as may be mutually agreed upon by the Collateral Agent, the Servicer and the Administrative Agent. Upon receipt of such notice reporting and showing discrepancies, if any, from the Collateral Agent and in any event by no later than the Monthly Reporting Date, the Servicer shall compile and provide (or cause to be compiled and provided) to the Agents and the Lenders the Monthly Report. As used herein, the “Monthly Report Determination Date” with respect to any calendar month in which a Payment Date does not occur will be the last day of such calendar month (or, if such day is not a Business Day, the next Business Day).The Monthly Report for a calendar month shall contain the information with respect to the Collateral Loans and Eligible Investments included in the Collateral and such other information that is agreed to by the Servicer, the Administrative Agent and the Collateral Agent from time to time, and shall be determined as of the Monthly Report Determination Date for such calendar month.

In addition, the Borrower shall provide (or cause to be provided) in each Monthly Report a statement setting forth in reasonable detail each amendment, modification or waiver under any Related Document for each Collateral Loan that constitutes a Material Modification that became effective since the immediately preceding Monthly Report (or, in respect of the first Monthly Report, from the Closing Date). The Borrower shall also provide (or cause to be provided) in each Monthly Report, calculated as of the Monthly Report Determination Date, the aggregate outstanding principal amount of the Advances, the Foreign Currency Advance Amount, and any amounts by which (x) the aggregate principal amount of the Advances exceeds the Maximum Facility Amount and (y) the Foreign Currency Advance Amount exceeds the Non-Dollar Sublimit.

will be transferred into the Payment Account, to be applied in the following order of priority:

(A)         to pay registration, registered office and filing fees, if any, of the Borrower, subject to a cap of $15,000 per annum;

(B)        to pay Administrative Expenses; provided that the amounts in this clause (B) (other than Administrative Expenses described in clause (c) of the definition thereof) shall not exceed the Administrative Expense Cap;

(C)         to each Lender, pro rata, based on amounts owed, to pay accrued and unpaid Interest on the Advances and Unused Fees due to each such Lender and amounts payable to each such Lender under Section 2.11;

(D)        to the Administrative Agent to pay all fees and expenses of the Administrative Agent under the Facility Documents;

(E)         (1) first, to the Servicer to pay the Servicer Fee, plus any Servicer Fee that remains due and unpaid in respect of any prior Payment Dates as a result of insufficient funds and (2) second, to pay Servicer Expenses; provided that the amounts in this clause (E)(2) shall not exceed the Servicer Expense Cap for such Payment Date;

(F)         (1) on the Payment Date occurring after the 12-month anniversary of the Facility Termination Date, pro rata to the Lenders to reduce the outstanding principal amount to not more than 75% of the outstanding principal amount as of the Facility Termination Date (calculated after giving effect to any paydown on such Payment Date pursuant to Section 9.01(a)(ii)) and (2) on the Payment Date occurring after the 18-month anniversary of the Facility Termination Date, pro rata to the Lenders to reduce the outstanding principal amount to not more than 50% of the outstanding principal amount as of the Facility Termination Date (calculated after giving effect to any paydown on such Payment Date pursuant to Section 9.01(a)(ii));

(G)         if the Coverage Test is not satisfied as of the relevant Determination Date, to pay principal of the Advances of each Lender (pro rata, based on each Lender’s Percentage) until the Coverage Test is satisfied (on a pro forma basis as at such Determination Date); provided that the Borrower shall be permitted to allocate such principal payments among the Classes on each Payment Date so long as, after giving effect to such allocation of payments on such Payment Date, each Class Minimum OC Coverage Test is satisfied; provided, further, that, if the Borrower would be unable to cause each Class Minimum OC Coverage Test to be satisfied on any Payment Date after allocating such payments, the Administrative Agent shall allocate such payments in its sole discretion;

(H)        (i) during the Reinvestment Period, at the discretion of the Servicer, for deposit into the Revolving Reserve Account until the amount on amending, modifying, renewing and financing the Collateral Loan and had effective systems in place to apply those criteria and processes to ensure that the Collateral Loan was granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness; and (C) it and the Borrower have, and reasonably expect to maintain, clearly established criteria and processes for originating, amending, modifying, renewing and financing the Collateral Loans (the “Collateral Loan Originations and Revisions”) and have effective systems in place to apply those criteria and processes to ensure that Collateral Loan Originations and Revisions are granted and approved based on a thorough assessment of each Obligor’s creditworthiness.

Notwithstanding anything to the contrary contained herein, neither the Equityholder nor the Borrower makes any representation as to compliance of the transaction or any of the parties hereto with respect to the Securitisation Regulation. Any Person accepting the benefits of this Section 13.22 and/or Section 13.23 below (including any related definitions or provisions), shall be deemed to have agreed to the terms set forth in this paragraph and each Lender hereby represents that is not relying on any of the Borrower, the Servicer or the Equityholder or any of their respective Affiliates, for any financial, tax, legal, accounting, or regulatory advice in connection with the matters set forth in this Section 13.22 and/or Section 13.23 below.

Section 13.23 EU Due Diligence Requirements. The Equityholder agrees to make available (or will cause the Servicer or the Borrower to make available), promptly upon written request by the Administrative Agent on behalf of any Lender from time to time, the documents, reports and information necessary to enable compliance by any Lender with Article 5 of the Securitisation Regulation; provided that, notwithstanding the foregoing, the Borrower shall be obligated to do so only if such documents, reports or information is: (1) not subject to a duty of confidentiality; and (2)(a) in the Borrower’s or the Equityholder’s possession, or (b) not in the Borrower’s or the Equityholder’s possession but the Equityholder or Borrower can obtain such documents, reports or information using commercially reasonably efforts without material expense (provided further that, if obtaining such documents, reports or information would involve material expense but the requesting Lender agrees to pay it, then the Borrower shall obtain the same).

~~Section 13.24 Compliance with the Securitisation Regulation. Each of the parties hereto acknowledges that none of the Administrative Agent, the Lenders, the Custodian, the Securities Intermediary and the Collateral Agent shall be responsible for and shall have no obligation to assist any other party hereto in connection with compliance with any requirement of the Securitisation Regulation applicable to them.~~

Section 13.24 Compliance with EU Transparency Requirements.

(a)         The Borrower hereby agrees to be designated, pursuant to Article 7(2) of the Securitisation Regulation, as the designated reporting entity required to fulfil the EU Transparency Requirements, and agrees to make available to (A) any Lender, (B) the Administrative Agent, (C) any potential Lender, (D) the Collateral Agent, (E) the Equityholder, (F) the Servicer, and (G) any Competent Authority (each, a “Relevant Recipient”) the documents, reports and information necessary to fulfil any applicable reporting obligations under the EU Transparency Requirements, including, but not limited to, each of the Investor Reports and the Portfolio Reports (such reports, collectively, the “Transparency Reports”).

(b)         Without prejudice to their rights hereunder and without accepting any liability, each Relevant Recipient a party hereto acknowledges (and each additional Lender shall acknowledge) that the agreed form of the transaction summary as set out in Schedule 16 is the transaction summary to be provided to such Relevant Recipient by the Borrower in accordance with the requirements of Article 7(1)(c) of the Securitisation Regulation and that such Relevant Recipient has received such transaction summary. The Borrower (or the Servicer on its behalf) shall make the same available to the other Relevant Recipients to the extent required under the EU Transparency Requirements.

(c)         The Servicer shall, on behalf of and at the sole expense of the Borrower, provide to the Borrower (and/or any applicable third party reporting entity appointed by the Borrower) any documents, reports, and information required or otherwise reasonably requested for compliance by the Borrower with the EU Transparency Requirements and preparation of the Transparency Reports which (i) it is in possession and/or control of or which it can reasonably obtain, (ii) is not subject to legal or contractual restrictions on its disclosure (unless the relevant information can be summarized or disclosed in an anonymized form, in accordance with such legal or contractual restrictions on disclosure), (iii) the Borrower does not otherwise have access to, is not already required to be provided to the Borrower directly, or is not otherwise in the Borrower’s possession and (iv) is reasonably required for the proper performance by the Borrower of its reporting duties under the EU Transparency Requirements. The Borrower shall only be obliged to comply with Section 13.24(a) to the extent that (i) the required information is in its possession and/or control or which it can reasonably obtain such information, documents, reports or notifications using commercially reasonable efforts and without material expense (provided that, if obtaining such information, documents, reports or notifications would involve material expense but the requesting Lender agrees to reimburse it, then it shall obtain the same) and (ii) such information is not subject to legal or contractual restrictions on its disclosure (unless the relevant information can be summarized or disclosed in an anonymized form, in accordance with such legal or contractual restrictions on disclosure).

(d)         The Borrower shall (or, if such Transparency Report has been prepared by a third party reporting entity, undertakes to ensure that such third party reporting entity shall), no later than 30 calendar days following each Payment Date (subject to the proviso in clause (e) below), compile and make available the Transparency Reports which, as of the date of this Agreement (as amended), shall include:

(i)        a loan report in the form currently available on the website https://eur-lex.europa.eu/legal-content/EN/TXT/PDF/?uri=OJ:L:2020:289:FULL&from= EN as Annex IV (or, to the extent agreed with the Administrative Agent (i) any updated form required pursuant to the Commission Delegated Regulation (EU) 2020/1224 (the “Transparency Technical Standards”) and/or published by the European Securities and Markets Authority and/or as otherwise required under the Securitisation Regulation by any applicable Competent Authority from time to time); and
(ii)         an investor report in the form currently available on the website https://eur-lex.europa.eu/legalcontent/EN/TXT/PDF/?uri=OJ:L:2020:289:FULL&from=E N as Annex XII (or, to the extent agreed with the Administrative Agent (i) any updated  form required pursuant to the Transparency Technical Standards and/or published by the European Securities and Markets Authority and/or (ii) as otherwise required under the Securitisation Regulation by any applicable Competent Authority from time to time).

(e)          The Collateral Agent, on behalf of (and at the expense of) the Borrower and in consultation with the Servicer, shall (following its receipt of the Transparency Reports from the Borrower (or the Servicer on its behalf) or any applicable third party reporting entity) make available the Transparency Reports:

(i)       via a secured website (available at www.MyStateStreet.com (or such other website as may be notified by the Collateral Agent to the Borrower, the Administrative Agent, the Lenders and the Servicer from time to time)) (the “Reporting Website”) (or by such other method of dissemination as is required or permitted by the Securitisation Regulation (as instructed by the Borrower (or the Servicer on its behalf) and as agreed with the Collateral Agent, the Administrative Agent and the Lenders)) to any person who certifies to the Collateral Agent (such certification to be in the form of Exhibit L hereto or such other form as may be agreed between the Borrower, the Collateral Agent and the Servicer from time to time, which certification may be given electronically and upon which certification the Collateral Agent may rely absolutely and without enquiry or liability (the “Website Certification”)) that it is a Relevant Recipient; and

(ii)       to any Competent Authority (who has been identified in writing by the Borrower or the Servicer to the Collateral Agent) through such other medium as requested by it (as notified to the Collateral Agent by the Borrower or the Servicer) and as agreed to by the Collateral Agent, no later than 30 calendar days following each Payment Date, prepared and determined as of the immediately preceding Determination Date;

provided that the first Transparency Reports shall only be required to be provided no later than one month following the first Payment Date after the six-month anniversary of the Fifth Amendment Effective Date.

(f)          The Collateral Agent shall be entitled to treat any Transparency Reports received from any agent (including any applicable third party reporting entity) of the Borrower as if such Transparency Reports were received directly from the Borrower. The Collateral Agent shall have no duty to verify, audit, re-compute, reconcile, recalculate or otherwise independently investigate the veracity, accuracy, genuineness or completeness of any Transparency Reports or any information, document or data contained therein, or its sufficiency for any purpose (including without limitation for purposes of, or for compliance with, the EU Transparency Requirements). The Collateral Agent shall not be liable, and have no responsibility, for any non-publication or late publication of the Transparency Reports or any errors in the Transparency Reports to the extent such failure, delay or error results from incomplete or incorrect data or any delay in the Transparency Reports being provided to the Collateral Agent from the Borrower or any of its agents (including any applicable third party reporting entity) or data not being provided in the required format agreed with the Collateral Agent.

(g)          Once each Transparency Report has been prepared by the Borrower (or any applicable third party reporting entity), the Borrower shall (or, if such Transparency Report has been prepared by a third party reporting entity, undertakes to ensure that such third party reporting entity shall) promptly forward a draft of such Transparency Report to the Borrower and the Servicer and the Servicer shall review, approve and release the report (without responsibility or liability to any third party, including any Relevant Recipient) for uploading to the Reporting Website. The Servicer shall give such approval no later than 10:00 a.m. (New York City time) on the due date for publication of the relevant Transparency Report.
(h)         Notwithstanding anything to the contrary herein, the Collateral Agent shall (A) have exercised due care and skill in the appointment of any third party service provider and  (B)  be entitled to delegate any and all of its duties in relation to the publication of the Transparency Reports to any of its affiliates or any such third party service providers (including third party software providers) and, in connection therewith, shall be entitled to disclose all data received from the Borrower or any agent acting on its behalf (including any applicable third party reporting entity) or the Servicer to such affiliates and third parties.

(i)          The Collateral Agent, on behalf of (and at the expense of) the Borrower and in consultation with the Servicer, shall make available via the Reporting Website (or by such other method of dissemination as is required or permitted by the Securitisation Regulation (as instructed by the Borrower (or the Servicer on its behalf) and as agreed with the Collateral Agent, the Administrative Agent and the Lenders)) to any person who certifies to the Collateral Agent by a Website Certification that it is a Relevant Recipient:

(i)       any event-based disclosure as required by Article 7(1)(g) of the Securitisation Regulation as provided by the Borrower or the Servicer (on behalf of the Borrower) to the Collateral Agent and acting on the instructions of the Borrower (or the Servicer on its behalf) including in relation to the manner and format of such publication; and

(ii)       copies of the relevant Facility Documents as the same are required to be disclosed pursuant to Article 7 of the Securitisation Regulation as provided by the Borrower (or the Servicer) to the Collateral Agent and acting on the instructions of the Borrower (or the Servicer on its behalf)).

(j)         The Borrower and the Servicer shall be entitled to appoint agents to assist them with providing the data required for inclusion in the Transparency Reports; provided that prior written notice of such appointment is given to the Administrative Agent.

Section 13.25 Availability of Documentation.

(a)          The Borrower (or the Servicer on behalf of the Borrower) shall provide the Collateral Agent with any documentation to be posted on the Reporting Website pursuant to this Agreement by email and in pdf format and the relevant instructions as soon as reasonably practicable, and in any event no later than 10:00 a.m. (New York City time) on the date on which the Borrower requires such documentation to be made available on the Reporting Website. The Borrower confirms that it will be solely responsible (in consultation with the Servicer) for  handling and responding to any queries raised by potential Lenders or Competent Authorities having access to the documentation on the Reporting Website and agrees that the Collateral Agent shall have no responsibility for dealing with any such queries.

(b)          Subject to receipt of a certification in the form of a Website Certification from each relevant person to whom information, reports and documentation is provided pursuant to the terms of this Agreement, the Collateral Agent shall not assume or have any responsibility or liability for monitoring or ascertaining whether any person to whom it makes the information and/or reports and/or documentation available on the Reporting Website or by such other method of dissemination as is required or permitted by the Securitisation Regulation (as instructed by the Borrower (or the Servicer on its behalf) and as agreed with the Collateral Agent) falls within the category of persons permitted or required to receive such information, reports or documentation under the EU Transparency Requirements.

(c)          The Collateral Agent will not assume any responsibility for the Borrower’s or any other Person’s obligations as the entity responsible to fulfil the reporting or other obligations under the EU Transparency Requirements. In providing such information and reporting, the Collateral Agent also assumes no responsibility or liability to any third party, including the Lenders or Equityholder and any Relevant Recipient (including for their use or onward disclosure of any such information, report or documentation), shall not be responsible for monitoring the Borrower’s or any other person’s compliance with the EU Transparency Requirements and shall have the benefit of the powers, protections and indemnities granted to it under the Facility Documents.
(d)          In addition, the Borrower may (with the consent and assistance of the Servicer) by notice in writing to the Collateral Agent at any time: (i) if the Borrower has reasonable grounds to believe (following consultation with the Collateral Agent) that the Collateral Agent will fail or be unable to perform any of its duties or responsibilities under this Agreement insofar as they relate to the reporting requirements set out in the EU Transparency Requirements (and any notice given in respect of this sub-paragraph (i) shall include a description of the Borrower’s grounds for such belief), (ii) following the occurrence of a default, failure or inability of the Collateral Agent to perform any of its duties or responsibilities under this Agreement insofar as they relate to the reporting requirements set out in the EU Transparency Requirements which has not been cured within five days of the occurrence of such default, failure or inability to perform or (iii) when the Collateral Agent (in its sole discretion) determines it will no longer provide reports or information in connection with the EU Transparency Requirements, assume themselves or appoint another third party to assume the obligations of the Collateral Agent to make the relevant information available for the purposes of the EU Transparency Requirements.

(e)          The Collateral Agent shall be entitled to rely conclusively on any Website Certification provided by a relevant person pursuant to this Agreement which it reasonably believes to be genuine and to have been signed or sent by the proper person (which may be made electronically) and shall be entitled to assume that such persons are the persons to whom the information, reports and documentation should be made available on the Reporting Website and shall not be liable to anyone whatsoever for so relying, assuming or doing.

(f)          The Borrower and the Servicer acknowledge and agree that information, reports and documents posted on the Reporting Website shall be downloadable by any person with access to the Reporting Website, including any potential Lender. Any reports, information or documentation uploaded to the Reporting Website may include disclaimers excluding the liability of the Collateral Agent for the information provided therein.

(g)          The Borrower (or the Servicer on its behalf) shall provide any necessary instructions to the Collateral Agent in respect of the preparation and/or provision of the Transparency Reports. The Collateral Agent shall not have any duty to monitor, enquire or satisfy itself as to the veracity, accuracy or completeness of any documentation, reports or information provided to it under this Section 13.25 or whether or not the provision of such information, reports or documentation accords with, and is sufficient to satisfy the requirements of, the EU Transparency Requirements and shall be entitled to rely conclusively upon any instructions given or any determinations made by (and any determination by) the Borrower (or the Servicer on its behalf) regarding the same (and shall have no liability for actions taken (or forbearance from action undertaken) pursuant to and in accordance with such instructions or determinations), and shall have no obligation, responsibility or liability whatsoever for the provision of documentation, reports and information on the Reporting Website or by such method of dissemination as is required by the Securitisation Regulation (as instructed by the Borrower (or the Servicer on its behalf) and as agreed with the Collateral Agent).

Section 13.26 ~~Section 13.25~~ Adequacy of Monetary Damages Against the Lenders. Each of the Borrower, the Servicer and the Equityholder hereby acknowledges and agrees that (i) any and all claims, damages and demands against the Administrative Agent or the Lenders arising out of, or in connection with, the exercise by the Administrative Agent or the Lenders of any Administrative Agent or any of the Lenders’ rights or remedies pursuant to this Agreement can be sufficiently and adequately remedied by monetary damages, (ii) no irreparable injury will be caused to the Borrower, the Servicer or the Equityholder as a result of, or in connection with, any such claims, damages or demands, and (iii) no equitable or injunctive relief shall be sought by the Borrower, the Servicer or the Equityholder as a result of, or in connection with, any such claims, damages or demands; provided that this Section ~~13.25~~13.26 shall not constitute a waiver of any rights of the Borrower, the Servicer or the Equityholder to seek injunctive relief to enforce its rights under Section 13.09.